UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

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April 18, 2011

Dear Fellow Stockholder,

You are cordially invited to attend our annual meeting of stockholders at 2 p.m., Pacific time, on May 19, 2011, at the executive offices of CoreLogic, Inc., located at 4 First American Way, Santa Ana, California 92707.

With this letter, we are including the notice for the annual meeting, the proxy statement and the proxy card. We are also including a copy of our 2010 Annual Report. A map and directions to our executive offices can be found on the inside back cover of the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the annual meeting on May 19, 2011, we hope you will vote as soon as possible.

Thank you very much for your continued interest in CoreLogic, Inc.

Anand K. Nallathambi

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 19, 2011

The annual meeting of stockholders of CoreLogic, Inc., a Delaware corporation (our “Company”), will be held at 2 p.m., Pacific time, on May 19, 2011, at the executive offices of the Company, located at 4 First American Way, Santa Ana, California 92707, for the following purposes:

1.	To elect the six persons named in the accompanying proxy statement to serve on our board of directors until the next annual meeting or until their successors are duly elected and qualified;

2.	To approve the CoreLogic, Inc. 2011 Performance Incentive Plan;

3.	To conduct an advisory vote on the compensation of our named executive officers;

4.	To conduct an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers;

5.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 21, 2011, are entitled to notice of the annual meeting and an opportunity to vote at the annual meeting.

CoreLogic, Inc.’s notice of annual meeting and proxy statement, Annual Report and other proxy materials are available at http://investor.corelogic.com.

We hope you will attend the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Stergios Theologides

Senior Vice President, General Counsel

and Secretary

Santa Ana, California

April 18, 2011

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

CoreLogic, Inc.’s Notice of Annual Meeting and Proxy Statement,

Annual Report and other proxy materials are available at

http://investor.corelogic.com

Our board of directors (the “Board”) is soliciting proxies from holders of our shares of common stock for use at the annual meeting of stockholders to be held on May 19, 2011, at 2 p.m., Pacific time. The meeting will be held at the executive offices of CoreLogic, Inc., a Delaware corporation (the “Company” or “CoreLogic”), located at 4 First American Way, Santa Ana, California 92707. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

We are mailing this proxy statement and the enclosed proxy card, notice of annual meeting and 2010 Annual Report to our stockholders on or about April 18, 2011. In lieu of a proxy card, holders of shares held in “street name” through a bank, broker or other nominee are receiving a voting instruction form from their bank, broker or other nominee. As used herein, references to “proxy” or “proxy card” also refer to the voting instruction form provided to “street name” holders.

QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a stockholder of our Company, on certain matters that will be voted on at the annual meeting of stockholders to be held on May 19, 2011.

What matters will be voted on at the meeting?

•	the election of the six persons named in this proxy statement to serve on the Board until the next annual meeting or until their successors are duly elected and qualified;

•	the approval of the CoreLogic, Inc. 2011 Performance Incentive Plan;

•	an advisory vote on the compensation of our named executive officers;

•	an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers;

•	the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

•	any other business as may properly come before the meeting or any postponements or adjournments thereof.

At the time this proxy statement was mailed, our management and the Board was not aware of any other matters to be presented at the annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by the Securities and Exchange Commission (the “SEC”) Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Who may attend the annual meeting?

You are invited to attend the annual meeting of stockholders of CoreLogic if you are a stockholder of record or beneficial owner as of March 21, 2011. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or similar organization, you will need to provide proof of ownership—either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of March 21, 2011 and proof of identification.

Who is entitled to vote?

Stockholders of record as of the close of business on March 21, 2011, the record date, or those with a valid proxy from a bank, broker or similar organization that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.

Who is a stockholder of record?

A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

As of the record date, 115,663,509 of our shares of common stock were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each share of CoreLogic common stock is entitled to one vote on each proposal to be voted on at the annual meeting.

What is the separation transaction?

Before June 1, 2010, we operated as The First American Corporation (“FAC”). On June 1, 2010, we completed a transaction that spun-off our financial services businesses (the “Separation”), including our title insurance business, into a new publicly traded, New York Stock Exchange-listed company called First American Financial Corporation (“FAFC”). FAC completed the Separation through a distribution (the “Distribution”) of all the outstanding shares of FAFC, to the holders of FAC’s common shares, par value $1.00 per share as of May 26, 2010. In connection with the Separation, we transferred ownership of the “First American” name, trademarks and trading symbol “FAF” to FAFC. We then changed our name to CoreLogic, Inc. and our trading symbol to “CLGX.”

FAC was originally incorporated in California in 1894 and was reincorporated in Delaware on June 1, 2010. On May 18, 2010, the shareholders of FAC approved a separate transaction pursuant to which FAC changed its place of incorporation from California to Delaware. To effect FAC’s reincorporation in Delaware, FAC and CoreLogic, which was a wholly owned subsidiary of FAC incorporated in Delaware, entered into an agreement and plan of merger pursuant to which FAC merged with and into CoreLogic with CoreLogic continuing as the surviving corporation.

Who are the director nominees?

The six director nominees are:

J. David Chatham	D. Van Skilling
Anand K. Nallathambi	David F. Walker
Thomas C. O’Brien	Mary Lee Widener

What is the voting requirement to approve each of the proposals?

Proposal 1 – Election of Directors: Each nominee for director shall be elected if he or she receives the majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. In the event that the number of director nominees exceeds the number of directors to be elected, which is a situation that we do not anticipate, directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Proposal 2 – Approval of the CoreLogic, Inc. 2011 Performance Incentive Plan: The CoreLogic, Inc. 2011 Performance Incentive Plan will be approved if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote at the annual meeting, present in person or represented by proxy, is received.

Proposal 3 – Advisory Vote on the Compensation of CoreLogic’s Named Executive Officers: The advisory vote regarding the compensation of CoreLogic’s named executive officers will be approved if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote at the annual meeting, present in person or represented by proxy, is received.

Proposal 4 – Advisory Vote on the Frequency of an Advisory Vote on the Compensation of CoreLogic’s Named Executive Officers: The advisory vote regarding the frequency of an advisory vote on the compensation of CoreLogic’s named executive officers will be determined by a plurality of the shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, which means that we will consider stockholders to have expressed a non-binding preference for the option “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS” that receives the highest number of favorable votes.

Proposal 5 – Ratification of the Selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011: The appointment of PwC as the Company’s independent registered public accounting firm will be ratified if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote at the annual meeting, present in person or represented by proxy, is received.

If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (see What is a ‘broker non-vote’ and how is it treated? below).

What happens if the Company’s choice of PwC as the Company’s independent registered public accounting firm is not ratified by the Company’s stockholders?

If the Company’s stockholders do not ratify PwC as the Company’s independent registered public accounting firm for the 2011 fiscal year, the audit committee of the Board (the “Audit Committee”) will reconsider its choice of PwC as the Company’s independent registered public accounting firm and may retain a different independent registered public accounting firm; however, the Audit Committee may nonetheless determine that it is in the Company’s, and its stockholders’, best interests to retain PwC as the Company’s independent registered public accounting firm. Additionally, even if the Company’s stockholders ratify the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm, the Audit Committee may at any time determine that it is in the Company’s, and its stockholders’, best interests to retain a different firm.

How do I vote?

You may vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy by telephone.

You may vote on the Internet.

You do this by following the instructions accompanying the proxy card. If you submit your proxy on the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy on the Internet.

You may vote in person at the meeting.

You can vote in person at the meeting. However, if you hold your shares in “street name” (in the name of a bank, broker or other nominee), you must request and receive, prior to the meeting, a legal proxy from the record owner of your shares giving you the right to vote your shares at the meeting and you must present the legal proxy at the meeting in order to vote your shares.

What happens if I sign and return my proxy card, but don’t mark my votes?

Parker S. Kennedy, Executive Chairman, or Stergios Theologides, Senior Vice President, General Counsel and Secretary, will vote your shares in the manner recommended by the Company’s Board.

Can I revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing and returning another proxy card with a later date;

•

if you are a stockholder of record, submitting written notice of your revocation to Stergios Theologides, Senior Vice President, General Counsel and Secretary, at our mailing address on the cover page of this proxy statement;

•	submitting your proxy by telephone or on the Internet (only your latest proxy submitted is counted); or

•

voting in person at the meeting, provided that if your shares are held in “street name” (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

Please note that any change to your proxy that is provided by telephone or the Internet must be submitted by 12:00 p.m. Central time on May 18, 2011.

What happens if my shares are held under the name of a broker?

If your shares are held in “street name,” your broker, under certain circumstances, may vote your shares. Brokers have authority under New York Stock Exchange (“NYSE”) rules to vote their clients’ unvoted shares on certain routine matters. We believe that the proposal to ratify the selection of the Company’s independent registered public accounting firm is a routine matter under the NYSE rules. If you do not submit your proxy, your broker has discretion to either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Under NYSE rules, if you hold your shares in “street name” and you do not submit your proxy to your broker, your broker will not have discretion to vote your shares on any non-routine matters. The following proposals are considered non-routine under the NYSE rules:

•	the election to the Board of the six nominees named in this proxy statement;

•	the proposal to approve the CoreLogic, Inc. 2011 Performance Incentive Plan;

•	the proposal regarding the advisory vote on compensation of our named executive officers; and

•	the proposal regarding the frequency with which an advisory vote on compensation of our named executive officers should be held.

Accordingly, we encourage you to provide voting instructions to your broker so that your shares will be voted at the meeting on all proposed matters.

Who will count the votes?

Wells Fargo Bank, N.A. (“Wells Fargo”) will serve as the inspector of elections and will tabulate the vote.

For those stockholders who hold shares pursuant to the Company’s 401(k) Savings Plan (the “401(k)”), Fidelity Management Trust Company (“Fidelity”), acts as trustee for shares held in the 401(k). The 401(k) governing documents require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. The transfer agent, Wells Fargo, will tabulate the voting directions of all participants who provide such directions to Fidelity. Neither Wells Fargo nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by Fidelity from the participants are voted in the same proportion as are the shares for which directions are received. Fidelity’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, contact CoreLogic Investor Relations by mail at 4 First American Way, Santa Ana, California 92707 or by telephone at (703) 610-5410, or, if you are a beneficial owner of shares held indirectly through a broker, bank or similar organization, contact your account representative at that organization.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the shares represented at the annual meeting, either in person or by proxy, may adjourn the annual meeting to another date, time and place. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

What is a “broker non-vote” and how is it treated?

A “broker non-vote” occurs with respect to a proposal if the proposal is considered non-routine under applicable NYSE rules (as described above) and the broker has not received voting instructions from a beneficial owner and therefore does not have the discretionary authority to vote shares held by the beneficial owner with respect to such proposal. Broker non-votes are treated as present for purposes of establishing the presence or absence of a quorum, but will not be considered shares entitled to vote on the proposal and will not be treated as affirmative or opposing votes. The proposal to ratify the appointment of PwC as our independent registered public accounting firm is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. As described above, the election of directors, the approval of the CoreLogic, Inc. 2011 Performance Incentive Plan, the advisory vote on executive compensation and the frequency with which an advisory vote on executive compensation should be held are non-routine matters. Accordingly, if your shares are held in “street name” and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of director nominees, the approval of the CoreLogic, Inc. 2011 Performance Incentive Plan, or the proposals regarding the advisory vote on executive compensation and the frequency with which an advisory vote on executive compensation should be held at the annual meeting.

How are abstentions treated?

For the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. If you elect to abstain from the election of directors, the abstention will not have any effect on the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For purposes of the proposals regarding the CoreLogic, Inc. 2011 Performance Incentive Plan, the advisory vote on executive compensation and the ratification of PwC as our independent registered public accounting firm abstentions are treated as present and entitled to vote, but are not treated as votes cast on a proposal. Therefore, with respect to these three proposals, abstentions are treated as votes “AGAINST.”

For purposes of the advisory vote on the frequency of the advisory vote on executive compensation, you may vote for “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN.” If you elect to abstain from voting on this proposal, the abstention will not have any effect on the advisory vote.

What percentage of stock do the directors and executive officers own?

As of the record date, they owned approximately 3.6% of our shares of common stock in the aggregate. See pages 24 through 26 for more details.

When are stockholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by stockholders for inclusion in the proxy statement for the annual meeting to be held in 2012 if they are received no later than December 20, 2011. A stockholder proposal or nomination for director that is received after this date will not be included in our proxy statement and proxy, but will otherwise be considered at the 2012 annual meeting of stockholders so long as it is submitted to the Company’s secretary no earlier than January 20, 2012 and no later than February 19, 2012. These dates assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. See pages 76 and 77 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?

The Company will pay the costs associated with the preparation, assembly and mailing of the notice of annual meeting of stockholders, proxy statement and form of proxy, as well as the cost of soliciting proxies relating to the annual meeting. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own shares of our common stock.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. Alliance Advisors, L.L.C., 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 has been engaged by the Company to solicit proxies at an estimated cost of $12,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at an address and wish to receive a separate copy of the proxy materials, including our Annual Report, you may contact CoreLogic Investor Relations by mail at 4 First American Way, Santa Ana, California 92707, or by telephone at (703) 610-5410. You may also contact CoreLogic Investor Relations if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) all of the nominees for director; (2) the approval of the CoreLogic, Inc. 2011 Performance Incentive Plan; (3) the approval, on an advisory basis, of the compensation of our named executive officers; (4) the “EVERY YEAR” frequency of an advisory vote on the compensation of our named executive officers; and (5) the ratification of PwC as our independent registered public accounting firm for the 2011 fiscal year.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the annual meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the annual meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the annual meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results. Additionally, we will announce our determination with respect to the frequency of the advisory vote on compensation of our named executive officers on a Form 8-K filed with the SEC within 150 days after the date of our annual meeting. In lieu of filing a Form 8-K, we may include this information in a periodic report filed within the time period a Form 8-K would be required.

PROPOSAL 1. Election of Directors

The Company’s bylaws require that directors be elected annually and the Company’s Amended and Restated Certificate of Incorporation provides that the Board shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. At present, our Board consists of nine directors. Effective upon the election of directors at the annual meeting, the Board will be reduced to six directors. The Board has determined not to nominate Parker S. Kennedy, Matthew B. Botein and Christopher V. Greetham to the Board. When determining not to nominate Mr. Kennedy, the Board and Mr. Kennedy considered the potential for conflicts of interest that could arise from his concurrent role as Executive Chairman of the Company and Executive Chairman and Chairman of the Board of FAFC. The Board has nominated the six individuals below for election at the meeting. The six nominees will be elected to the Board by a majority of votes cast with respect to such director nominee in uncontested elections, to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Under the Company’s Corporate Governance Guidelines, if a nominee for director who was in office prior to the election is not elected by a majority of votes cast, the director must promptly tender his or her resignation from the Board, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days from the date the election results are certified and thereafter promptly disclose its decision in a Current Report on Form 8-K. If a nominee for director who was not already serving as a director does not receive a majority of votes cast at the annual meeting, the nominee is not elected to the Board.

Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board currently has no knowledge that any of the nominees will be unable or unwilling to serve.

Set forth below is information concerning each person nominated and recommended to be elected by our Board. Each of the nominees is currently serving as a director of the Company and was previously elected to the present term of office by the stockholders of the Company or appointed by the Board in accordance with the provisions of our bylaws.

See the section entitled Security Ownership of Certain Beneficial Owners and Management, beginning on page 24, for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of the executive officers of the Company. The Company originally appointed Mr. Thomas C. O’Brien for election to the Board pursuant to an agreement with Highfields Capital Management LP (“Highfields”) dated April 10, 2008, as discussed in the Company’s Current Report on Form 8-K dated April 10, 2008. Mr. Skilling was originally appointed to the Company’s Board pursuant to an earlier contract that previously required the Company to recommend one nominee of Experian Information Solutions, Inc. to the nominating committee as a candidate for election to the Board. There are no other arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:

J. David Chatham	Mr. Chatham, 60, has served as a member of our Board since 1989. Mr. Chatham has served as the President and Chief Executive Officer of Chatham Holdings Corporation, a firm specializing in real estate development and associated industries, since its incorporation in 1991. From 2003 until its acquisition by the Company in late 2009, Mr. Chatham served on the Board of First Advantage Corporation (“FADV”), a provider of credit and data services, employer services, multifamily services and investigative and litigation support services. Through his experience as a real estate developer, Mr. Chatham enhances our understanding of the residential real estate market.

Anand K. Nallathambi	Mr. Nallathambi, 49, is our President and Chief Executive Officer and has served as a member of our Board since June 2010. From 2009 until the Separation in June 2010, Mr. Nallathambi served as President and Chief Operating Officer of the information solutions group of FAC. From 2007 to 2009, Mr. Nallathambi served as chief executive officer of FADV and from 2005 to 2007 served as its president. Prior to joining FADV, Mr. Nallathambi served as president of FAC’s credit information group and as president of First American Appraisal Services, a real-estate appraisal company, from 1996 to 1998. Mr. Nallathambi has worked with us in various capacities for nearly 15 years and brings unique insight into our management practices and has a deep understanding of our history and culture.

Thomas C. O’Brien	Mr. O’Brien, 57, has served as a member of our Board since 2008. Mr. O’Brien has served as the Chief Executive Officer and President of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance, since 2000. Mr. O’Brien also serves as a director of KAR Auction Services, Inc. As a result of his experience as a chief executive officer, Mr. O’Brien brings to our Company insight into our management practices, in particular with respect to the relationship between compensation and performance.

D. Van Skilling	Mr. Skilling, 77, has served as a member of our Board since 1998. Effective upon the election of directors at the annual meeting, the Board has determined to appoint Mr. Skilling as the Chairman of the Board. Mr. Skilling has served as the President of Skilling Enterprises, a private investment firm, since 1999. Mr. Skilling also serves on the board of ONVIA, Inc. and American Business Bank. Previously he served as a director of FADV, The Lamson & Sessions Co. and McData Corporation. Mr. Skilling, who was responsible for businesses that Experian Information Systems, Inc. contributed to a joint venture with us (which is now wholly owned by us), provides our Company with insight into the development of these businesses as well as strategies for managing them.

David F. Walker	Mr. Walker, 57, has served as a member of our Board since 2010. Mr. Walker served as the Director of the Program of Accountancy at the University of South Florida in St. Petersberg from 2002 through 2009. From 1986 to 2002, Mr. Walker was a partner with Arthur Andersen, an accounting firm, having led the firm’s assurance and business advisory practice for the Florida Caribbean Region, from 1999 through 2002. Mr. Walker also serves on the boards of Commvault Systems, Inc. and

Chico’s FAS Inc. Mr. Walker previously served as a director of Technology Research Corporation, Inc. and FADV. Mr. Walker’s extensive experience in public accounting and on corporate boards, including as a past or present chair of other audit committees, contributes to the Board’s oversight of the Company’s financial reporting and risk management.

Mary Lee Widener	Ms. Widener, 72, has served as a member of our Board since 2006. Ms. Widener is a community investment consultant. From 1974 until her retirement in 2009, Ms. Widener was President and Chief Executive Officer of Neighborhood Housing Services of America, Inc., a nonprofit housing agency. Ms. Widener also serves on the board of The PMI Group, Inc. Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Company an understanding of the opportunities we have to improve homeownership in underserved communities and the difficulties people in those communities face in purchasing a home.

Current Directors Not Nominated for Reelection

The following current members of the Board are not nominated for reelection.

Matthew B. Botein	Mr. Botein, 38, has served as a member of our Board since 2009. Mr. Botein has served as Managing Director and head of BlackRock Alternative Investors, the alternative investment unit of BlackRock, Inc., an asset management firm, since June 2010. From November 2009 to June 2010, Mr. Botein served as Managing Director and head of the Special Solutions Group of BlackRock, Inc. Prior to joining BlackRock, Inc., he was chairman of the private investment firm, Botein & Company, LLC. From 2006 to 2009, Mr. Botein served as Managing Director of Highfields, an investment management firm, and from 2003 to 2006 as an analyst at Highfields. Mr. Botein also serves as a director of PennyMac Mortgage Investment Trust, Aspen Insurance Holdings Ltd. and Northeast Bancorp. As a result of his experience in investment management and as a former managing director of Highfields, one of our largest stockholders, Mr. Botein provided feedback on how we can improve our product offerings to the investment community as well as a unique perspective on the concerns of our stockholders.

Christopher V. Greetham	Mr. Greetham, 66, has served as a member of our Board since 2008. Prior to his retirement, Mr. Greetham served as the Executive Vice President and Chief Investment Officer of XL Capital Ltd., a property and casualty insurer, a position he held from 1996 to 2006. Mr. Greetham also serves as a director of Axis Capital Holding Limited. Mr. Greetham, through his experience as the chief investment officer of a leading insurance company, brought to our Company insight into capital deployment strategies.

Parker S. Kennedy	Mr. Kennedy, 63, has served as a member of our Board since 1987. Since the completion of the Separation in June 2010, Mr. Kennedy has served as our Executive Chairman. Mr. Kennedy is retiring as our Executive Chairman effective as of the annual meeting. From 2003 until the Separation, Mr. Kennedy served as both the Chairman of the Board and Chief Executive Officer of FAC. From 1993 to 2004, Mr. Kennedy also served as President of FAC. Mr. Kennedy served as a member of the board of FADV from 2003 to 2009 and has served as the Executive Chairman and Chairman of the Board of FAFC since June 1, 2010. Mr. Kennedy has worked in our Company in various capacities for over 30 years and oversaw many of the acquisitions and strategic decisions that resulted in the businesses that now make up the Company. His excellent executive experience in our industry and his incomparable understanding of our history and culture make him an invaluable asset to the Company. The Board considered these and other factors and appointed Mr. Kennedy as Chairman Emeritus effective immediately following the annual meeting.

PROPOSAL 2. Approval of CoreLogic, Inc. 2011 Performance Incentive Plan

General

At the annual meeting, stockholders will be asked to approve the CoreLogic, Inc. 2011 Performance Incentive Plan (the “2011 Plan”), which was adopted, subject to stockholder approval, by the Board on March 23, 2011.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2011 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the CoreLogic, Inc. 2006 Incentive Compensation Plan (the “2006 Plan”). As of March 23, 2011, a total of 3,461,904 shares of the Company’s common stock were then subject to outstanding awards granted under the 2006 Plan, and an additional 58,630 shares of the Company’s common stock were then available for new award grants under the 2006 Plan. The Company’s outstanding stock options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

The Board approved the 2011 Plan based, in part, on a belief that the number of shares currently available under the 2006 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2011 Plan, no new awards will be granted under the 2006 Plan after the annual meeting. In that case, the number of shares of the Company’s common stock that remain available for award grants under the 2006 Plan immediately prior to the annual meeting will become available for award grants under the 2011 Plan. An additional 18,000,000 shares of the Company’s common stock will also be made available for award grants under the 2011 Plan, so that if stockholders approve the 2011 Plan, a maximum of 18,058,630 shares will initially be available for award grants under that plan, subject to the expiration, termination or cancellation of outstanding awards under the 2006 Plan, as described below.

If stockholders do not approve the 2011 Plan, the Company will continue to have the authority to grant awards under the 2006 Plan. If stockholders approve the 2011 Plan, the termination of our grant authority under the 2006 Plan will not affect awards then outstanding under that plan. In addition, if stockholders approve the 2011 Plan, any shares of the Company’s common stock subject to outstanding awards under the 2006 Plan that expire, are cancelled, or otherwise terminate after the annual meeting will also be available for award grant purposes under the 2011 Plan.

Summary Description of the 2011 Performance Incentive Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which appears as Exhibit A to this proxy statement.

Purpose. The purpose of the 2011 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our Board or one or more committees appointed by our Board will administer the 2011 Plan. Our Board has delegated general administrative authority for the 2011 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2011 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board. a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2011 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2011 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2011 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility. Persons eligible to receive awards under the 2011 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 5,928 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s five non-employee directors, are considered eligible under the 2011 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2011 Plan equals the sum of: (1) 18,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the 2006 Plan as of the date of the annual meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the annual meeting, plus (3) the number of any shares subject to stock options granted under the 2006 Plan and outstanding as of the date of the annual meeting which expire, or for any reason are cancelled or terminated, after the date of the annual meeting without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2006 Plan that are outstanding and unvested as of the date of the annual meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the annual meeting without having become vested. As of March 23, 2011, approximately 58,630 shares were available for additional award grant purposes under the 2006 Plan, and approximately 3,461,904 shares were subject to awards then outstanding under the 2006 Plan. As noted above, no additional awards will be granted under the 2006 Plan if stockholders approve the 2011 Plan.

Shares issued in respect of any “full-value award” granted under the 2011 Plan will be counted against the share limit described in the preceding paragraph as 3.3 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2011 Plan, 330 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2011 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the 2011 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $5,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 500,000 shares.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2011 Plan will again be available for subsequent awards under the 2011 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2011 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2011 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2011 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2011 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 330 shares shall be counted against the share limits of the plan after applying the premium share counting ratio with respect to full-value awards described above.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the 2011 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2011 Plan. The Company may not increase the applicable share limits of the 2011 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2011 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2011 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.

The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under Federal Income Tax Consequences of Awards Under the 2011 Plan below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2011 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of the Company’s common stock on the date of grant if the option or stock appreciation right will be treated as a full-value award under the share-counting rules for the 2011 Plan described above.

The other types of awards that may be granted under the 2011 Plan include, without limitation, stock bonuses, restricted stock, performance stock, restricted stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards.

Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2011 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the achievement of performance goals established by the Administrator for purposes of the award. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. Performance may be measured on an absolute or relative basis, or an absolute or relative per share basis. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, gross or operating margins, productivity ratios, expenses, margins, operating efficiency, customer satisfaction, working capital, market share, economic value added (net operating profit after tax minus capital multiplied by the cost of capital), or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading Authorized Shares; Limits on Awards above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the 2011 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2011 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2011 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2011 Plan, awards under the 2011 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2011 Plan, are not made for value.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2011 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2006 Plan if stockholders approve the 2011 Plan, the 2011 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2011 Plan. The Board may amend or terminate the 2011 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2011 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the 2011 Plan will terminate on March 22, 2021. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2011 Plan

The U.S. federal income tax consequences of the 2011 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2011 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2011 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2011 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2011 Plan. The Company is not currently considering any other specific award grants under the 2011 Plan with the exception of annual director restricted stock unit (“RSU”) awards to be granted in May in connection with the annual meeting, as described below, and any customary new hire awards (although no specific new hire awards are conditioned upon stockholder approval of the 2011 Plan or specifically contemplated under the 2011 Plan when it has been approved by stockholders). If the 2011 Plan had been in existence in fiscal 2010, the Company expects that its award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the 2006 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2010, see Compensation Discussion and Analysis, beginning on page 36 and the tables that follow the discussion.

As described under the heading Director Compensation for 2010 beginning on page 73, each member of the Board who is not employed by us or one of our subsidiaries (a “non-employee director”) receives compensation for his or her services to the Company. Our current compensation arrangements for the non-employee directors include an annual RSU award for each non-employee director with a value of $110,000. Accordingly, on the date of the annual meeting, each of our non-employee directors in office immediately after the meeting will be granted an RSU award covering a number of shares of the Company’s common stock determined by dividing $110,000 by the closing market price of a share of our common stock on that date. Each of these awards will be scheduled to vest, subject to the director’s continued service through the applicable vesting date, which is the first anniversary of the grant date. RSUs that vest will be paid on a one-for-one basis in shares of our common stock. If stockholders approve the 2011 Plan, these RSU awards will be granted under the 2011 Plan. If stockholders do not approve the 2011 Plan, these RSU awards will be granted under the 2006 Plan.

The closing market price for a share of the Company’s common stock as of March 23, 2011 was $17.80 per share.

Securities Authorized for Issuance under Equity Compensation Plans

The Company currently maintains two equity compensation plans: the 2006 Plan and the Company’s Employee Stock Purchase Plan (the “ESPP”). The CoreLogic, Inc. 1996 Stock Option Plan, formerly known as the FAC 1996 Stock Option Plan (the “1996 Option Plan”) and the CoreLogic, Inc. 1997 Directors’ Stock Plan, formerly known as the FAC 1997 Directors’ Stock Plan (the “1997 Directors’ Stock Plan”) were terminated and replaced by the 2006 Plan. The Company currently has outstanding options under the 1996 Option Plan and the 1997 Directors’ Stock Plan. Each of the 2006 Plan, the ESPP, the 1996 Option Plan and the 1997 Directors’ Stock Plan was approved by the Company’s stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2011 Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted-average exercise price of outstanding options, warrants and rights(1)(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(1) (c)
Equity compensation plans approved by stockholders	6,161,865	(2)(3)	$21.15	1,989,914	(5)
Equity compensation plans not approved by stockholders	525,159	(6)	$22.38	N/A

Total	6,687,024		$21.27	1,989,914

(1)	In connection with the Separation on June 1, 2010, all outstanding stock options and unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.

(2)	Of these shares, 1,091,563 were subject to options then outstanding under the 2006 Plan, 1,557,807 were subject to stock unit awards then outstanding under the 2006 Plan, 1,097,356 were subject to options then outstanding under the 1996 Option Plan, 17,504 were subject to options then outstanding under 1997 Directors’ Stock Plan and 2,397,635 were subject to options then outstanding under the First Advantage 2003 Incentive Compensation Plan (the “FADV 2003 Plan”). The Company’s authority to grant new awards under (i) the 1996 Option Plan terminated on May 18, 2006 and (ii) the 1997 Directors’ Stock Plan terminated on May 18, 2006.
(3)	In connection with the Company’s acquisition of FADV, the Company assumed certain stock options previously granted by FADV under the FADV 2003 Plan. As of December 31, 2010, these assumed options covered 2,397,635 shares of the Company’s common stock and had a weighted-average exercise price per share of $23.11.
(4)	This weighted-average exercise price does not reflect the 1,557,807 shares that will be issued upon the payment of outstanding restricted stock units and is calculated solely with respect to outstanding unexercised stock options.
(5)	As of December 31, 2010, of the aggregate number of shares that remained available for future issuance, 1,024,960 were available under the 2006 Plan and 964,954 were available under the ESPP. No new awards will be granted under the 2006 Plan if stockholders approve the 2011 Plan. This table does not reflect the additional 18,000,000 shares that will initially be available under the 2011 Plan if stockholders approve the 2011 Plan proposal (subject to the expiration, termination or cancellation of outstanding awards under the 2006 Plan, as described above). Shares available under the 2006 Plan or the 2011 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.
(6)	Consists of an inducement award of stock options issued outside of the Company’s existing plans. These stock options were granted to Frank McMahon, the former chief executive officer of the information solutions group, pursuant to the terms of his employment agreement and are fully vested. The stock options have a remaining maximum contractual term of five years.

Vote Required for Approval of the 2011 Performance Incentive Plan

The Board believes that the adoption of the 2011 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the 2011 Plan and thus have a personal interest in the approval of the 2011 Plan.

Approval of the 2011 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the annual meeting.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2011 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

PROPOSAL 3. Advisory Vote on the Compensation of our Named Executive Officers

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the (“Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As disclosed in the Compensation Discussion and Analysis, beginning on page 36, the Company designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. The goals of the Company’s executive compensation program are to:

•	attract, motivate and retain talented and highly skilled key executives critical to our long-term success;

•	align the interest of our executives with stockholders;

•	provide compensation levels competitive with the Company’s peer group members, as identified by the Committee from time to time;

•	reward executives for achieving pre-defined stretch goals and objectives; and

•	encourage strategic long-term development and investment in the business.

Consistent with these goals and also as disclosed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles focused on pay for performance, competitiveness of the Company’s compensation programs with the Company’s peer group and cost-effective programs without expensive post-employment compensation and with few perquisites or other personal benefits. Additionally, in 2010, we made the following changes to our compensation programs:

•	reduced emphasis on short-term cash incentive opportunities;

•	shifted rewards strategy to emphasize long-term incentive performance as the majority of target compensation for named executive officers;

•	froze the supplemental executive retirement program; and

•

amended the change in control agreements to (a) eliminate tax gross-ups, (b) change the formula for calculating severance to include only cash compensation in severance values, and (c) eliminate the Company’s obligation to make payments to executives in the event an executive determines to voluntarily terminate his or her employment for any reason after a change in control.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4. Advisory Vote on the Frequency with which an Advisory Vote on the

Compensation of Our Named Executive Officers should be held

In addition to providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, the Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every year, every two years or every three years or may abstain from voting on the proposal. While the Company will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every year. Our Board believes that holding such a vote every year is advisable for a number of reasons, including the following:

•	an annual advisory vote would enable our stockholders to provide the Company, on a more consistent basis, with input regarding the compensation of our named executive officers; and

•

an annual advisory vote on compensation of our named executive officers is consistent with our policy of seeking input from, and engaging discussion with, our stockholders on corporate governance matters and our compensation philosophy, policies and practices for our named executive officers.

The Company asks that you indicate your support for the advisory vote on compensation of our named executive officers to be held every year.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “every year,” “every two years,” “every three years” or “abstain.” For the reasons discussed above, we are asking our stockholders to vote for a frequency of “every year.” The option that receives the highest number of votes cast will be determined to be the preferred frequency with which we will hold an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

The frequency with which an advisory vote on compensation of our named executive officers should be held is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering the frequency with which the advisory vote on compensation of our named executive officers will be held in the future.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR A FREQUENCY OF “EVERY YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 5. Ratification of Selection of Independent Auditor

The Audit Committee has selected PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. PwC has audited our historical consolidated financial statements for all annual periods since 1954. We expect that representatives of PwC will be present at the annual meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval by our bylaws, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain PwC or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and our stockholders’ best interests.

To ratify the selection of PwC as our Company’s independent registered public accounting firm for the 2011 fiscal year, the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote at the annual meeting, present in person or represented by proxy, is required.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s principal independent registered public accounting firm in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year(1)	2010	2009
Audit Fees(2)	$7,709,143	$19,647,886
Audit-Related Fees(3)	$217,280	$563,439
Tax Fees(2)(4)	$508,235	$1,168,205
All Other Fees(5)	$230,169	$62,399

(1)	Totals include fees billed to FADV of $225,714 in 2010 and $1,597,091 in 2009. Fees from January 1, 2010 through May 31, 2010 and for all of 2009 reflect consolidated fees for FAC.
(2)	Totals include fees for the Separation of FAFC of $963,304 ($954,554 for audit fees and $8,750 for tax fees) in 2010 and $6,583,041 ($6,294,819 for audit fees and $288,222 for tax fees) in 2009.
(3)	These fees were incurred primarily for employee benefit plan audits, procedures performed for SAS 70 reports, and due diligence.
(4)	These fees were incurred for tax advice, compliance and planning.
(5)	These fees were incurred primarily for services related to software licensing, and regulatory capital requirement advice.

Policy on Audit Committee Pre-approval of Audit and Nonaudit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all engagements of the Company’s independent principal registered public accounting firm for audit and nonaudit services. The Audit Committee’s pre-approval policy identifies specific services and assigns pre-approved spending thresholds for each group of nonaudit services. This policy works in conjunction with the Company’s independent registered public accounting firm’s annual audit services fee schedule, which is also approved by the Audit Committee. Any services not covered by this policy or the audit services fee schedule are submitted to the Audit Committee’s chairman, as the Audit Committee’s designee, for review and approval, subject to ratification by the Audit Committee.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO RATIFY THE SELECTION OF PwC AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our common stock as of March 21, 2011 of the persons or groups of stockholders who are known to us to be the beneficial owners of 5% or more of our shares of common stock. The information regarding beneficial owners of 5% or more of our shares of common stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research Global Investors(1)	5,135,130	5.1%
First American Financial Corporation(2)	12,933,265	11.1%
FMR LLC(3)	6,443,108	5.5%
Highfields Capital Management LP(4)	8,149,719	7.0%

(1)	According to a Schedule 13G filed on February 11, 2010, Capital Research Global Investors (“CRGI”), a division of Capital Research and Management Company (“CRMC”), had sole voting and dispositive power over 5,135,130 shares of our common stock as of December 31, 2009 as a result of CRMC acting as investment adviser to various investment companies. The Schedule 13G also states that one or more clients of CRGI have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. CRGI disclaims beneficial ownership of these shares pursuant to Rule 13d-4. The address for CRGI is 333 South Hope Street, Los Angeles, CA 90071.
(2)	According to a Schedule 13G filed on June 1, 2010, FAFC and First American Title Insurance Company (“FATICO”), a wholly owned subsidiary of FAFC, held an aggregate of 12,933,265 shares of our common stock as of May 26, 2010. Of the 12,933,265 shares, FAFC has sole voting and dispositive power over 5,173,306 shares of our common stock and shares voting and dispositive power with FATICO over 7,759,959 shares of our common stock. On April 11, 2011, we repurchased 4 million of these shares of common stock for an aggregate purchase price of $75,800,000. For additional information regarding the repurchase of our shares of common stock from FAFC see Transactions with Management and Others beginning on page 33.
(3)	According to a Schedule 13G filed on February 14, 2011, FMR LLC (“FMR”), in its capacity in which it directly or indirectly controls Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, Strategic Advisers, Inc., a wholly owned subsidiary of FMR, and Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR (the “Subsidiaries”), has sole voting power over 197,718 shares, and sole dispositive power over all 6,443,108 shares of our common stock owned beneficially by the Subsidiaries. Fidelity Management & Research Company, controlled by FMR and Edward C. Johnson III beneficially owns 6,229,900 shares of our common stock. Strategic Advisers, Inc. beneficially owns 2,100 shares of our common stock, and Pyramis Global Advisors Trust Company beneficially owns 211,108 shares of our common stock. The address of the principal business office of FMR, Fidelity Management & Research Company and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts, 02109. The address of the principal business office of Pyramis Global Advisors Trust Company is 900 Salem Street, Smithfield, Rhode Island, 02917.
(4)

According to a Schedule 13D/A No. 4 filed on January 10, 2011, as of January 1, 2011, each of Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC and Jonathon S. Jacobson, through the respective capacities in which they directly or indirectly control Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P. (collectively, the “Funds”), has sole voting and dispositive power over all 8,149,719 shares of our common stock owned beneficially by the Funds. Highfields Capital I LP beneficially owns 773,762 shares of our common stock, Highfields Capital II LP beneficially owns 1,732,029 shares of our common stock and Highfields Capital III L.P. beneficially owns 5,643,928 shares of our common stock. The address of the principal business office of each of the reporting entities and individuals is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.

The following table sets forth the total number of shares of our common stock beneficially owned and the percentage of the outstanding shares so owned as of March 21, 2011 by:

•	each director (and each nominee for director);

•	each executive officer named in the Summary Compensation Table on page 54 (each, a “named executive officer”); and

•	all directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the stockholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual’s spouse and subject to community property laws) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity. Unless otherwise indicated below, the address for each of our executive officers and directors is c/o CoreLogic, Inc. 4 First American Way, Santa Ana, California 92707.

Stockholders	Number of shares of Common Stock(1)	Percent if greater than 1%
Directors
Matthew B. Botein	1,354	—
J. David Chatham	41,403	—
Christopher V. Greetham	19,001	—
Parker S. Kennedy(2)	3,042,651	2.6%
Anand S. Nallathambi	606,161	—
Thomas C. O’Brien	7,501	—
D. Van Skilling(3)	66,826	—
David F. Walker	8,060	—
Mary Lee Widener	6,302	—

Named executive officers who are not directors
Anthony S. Piszel	14,114	—
George S. Livermore	84,217	—
Barry M. Sando	288,411	—
Michael A. Rasic	5,038	—

All directors, named executive officers and other executive officers as a group (14 persons)	4,193,041	3.6%

The shares set forth in the table above include shares that the following directors, named executive officers and other executive officers as a group have the right to acquire within 60 days of the record date in the amounts set forth below:

J. David Chatham	8,752
Parker S. Kennedy	315,091
Anand K. Nallathambi	539,154
D. Van Skilling	8,752
George S. Livermore	56,891
Barry M. Sando	262,576
Michael A. Rasic	1,609
Other executive officers	963

(1)	In connection with the Separation on June 1, 2010, all outstanding stock options and unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.
(2)	Of the shares shown in the table above for Mr. Kennedy, 376,009 shares are held directly by him and 2,666,686 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Mr. Kennedy is the sole general partner. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, including the power to vote securities held by the partnership, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Company without the prior written consent of all of the limited partners. Of the shares held by the partnership, 520,317 are allocated to the capital accounts of Mr. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are relatives of Mr. Kennedy. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Mr. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.
(3)	Includes 2,365 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of those shares. Also includes 2,698 shares held in three trusts for which Mr. Skilling serves as the trustee. In his capacity as trustee, Mr. Skilling has the power to direct the voting and disposition of those shares.

Board of Directors

Our Board currently consists of nine members. Prior to the Separation, our Board consisted of 17 members of whom 10 members resigned in connection with the Separation. Effective as of June 1, 2010 and in connection with the Separation George L. Argyros, Bruce S. Bennett, Glenn C. Christenson, William G. Davis, James L. Doti, Lewis W. Douglas, Frank E. O’Bryan, John W. Peace, Herbert B. Tasker and Virginia M. Ueberroth resigned from the Board. Mr. Walker joined the Board on May 18, 2010 and Mr. Nallathambi joined the Board on June 1, 2010 in connection with his appointment as chief executive officer of the Company.

Our Board held ten meetings during 2010. Each director attended 75% or more of the meetings of the Board and the committees (if any) on which the director served during his or her respective tenure on the Board. From time to time, our Board also acts by unanimous written consent as permitted by the Company’s bylaws and the Delaware General Corporation Law.

Committees of the Board of Directors

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition Committee. On October 6, 2009, the Board established four subcommittees to facilitate the transition to separate boards of directors following the Separation, including two subcommittees of the Compensation Committee as described below. The Information Solutions Company Committee (the “ISC Committee”) and the Financial Services Company Committee (the “FSC Committee”) were established to oversee matters relating to the Company’s information solutions businesses which were retained by us and the financial services businesses which were spun-off to FAFC in the Separation, respectively. During 2010, the ISC Committee met three times and the FSC Committee met once. The subcommittees were effective until June 1, 2010.

During 2010, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was determined by the Board to be independent,

as defined in the corporate governance rules of the NYSE for listed companies and in accordance with the categorical standards of independence included in our corporate governance guidelines as discussed below. The Board further determined that each member of the Audit Committee and the Compensation Committee met the additional independence standards applicable to those committees. Please see the section entitled Independence of Directors below for more information.

Audit Committee

The current members of the Audit Committee are Messrs. Walker (Chairman), Chatham and Skilling. Mr. Walker joined the committee effective June 1, 2010. Messrs. Christenson, Doti and O’Bryan served on the committee until their resignation from the Board in connection with the Separation. The functions performed by this committee include, but are not limited to:

•	overseeing the integrity of the Company’s financial reporting processes in consultation with the independent auditor, management and the Company’s internal auditors;

•	reviewing internal auditing procedures and results;

•	selecting our independent registered public accounting firm;

•

engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control the Company’s major risk exposures;

•	reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing the Company’s compliance with legal and regulatory matters;

•	discussing with management, internal audit and external advisors the state of internal controls and management tone;

•	directing and supervising investigations into matters within the scope of its duties; and

•	reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

During 2010, our Audit Committee met six times. The committee’s charter is posted on the Investors section of our Web site under corporate governance at www.corelogic.com. Our Board has determined that each of Messrs. Walker and Skilling is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and that each of the members of our Audit Committee is “financially literate” under the listing standards of the NYSE.

Compensation Committee

The current members of the Compensation Committee are Messrs. Skilling (Chairman), Chatham, Greetham and O’Brien. Messrs. Christenson, Davis, Douglas and Tasker served on the committee until their resignation from the Board in connection with the Separation. Mr. Greetham is not standing for reelection. The functions of this committee include, but are not limited to:

•	establishing and reviewing the compensation philosophy of the Company;

•

reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, including annual performance objectives and evaluating the Company’s chief executive officer in light of those objectives;

•

establishing the Company’s compensation policies and procedures with respect to our executive officers, including bonus awards, monitoring our incentive and equity compensation plans and making recommendations to the Board regarding director compensation;

•	monitoring compliance with the rules and guidelines of the Company’s equity-based plans;

•	reviewing and monitoring the Company’s employee retirement and benefit plans; and

•	reviewing the Compensation Discussion and Analysis contained in the Company’s proxy statements and preparing the Compensation Committee Report for inclusion in the Company’s proxy statements.

During 2010, the Compensation Committee met twelve times. The committee’s charter is posted on the Investors section of our Web site under corporate governance at www.corelogic.com.

On October 6, 2009, the Board established two subcommittees of the Compensation Committee to review and approve compensation matters pertaining to the employees of the information solutions businesses retained by us after the Separation (the “ISG Compensation Subcommittee”) and to the employees of the financial services businesses retained by FAFC after the Separation (the “FSG Compensation Subcommittee”) and to develop the compensation philosophies and policies which would be applicable to the separate companies following the Separation. Messrs. Chatham, Greetham, O’Brien and Skilling served on the ISG Compensation Subcommittee and Messrs. Christenson, Davis, Douglas and Tasker served on the FSG Compensation Subcommittee. During 2010, the FSG Compensation Subcommittee met four times and the ISG Compensation Subcommittee met six times. The subcommittees were effective until June 1, 2010. Since the Separation, Compensation decisions regarding our executive officers are made by the full Compensation Committee.

The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on the compensation of our executive officers and directors. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Human Resources and our General Counsel when making decisions regarding compensation matters. In addition, the Company has engaged Mercer LLC (“Mercer”) to provide certain compensation-related services.

In 2010, each of the FSG Compensation Subcommittee and ISG Compensation Subcommittee retained its own independent compensation consultant. The FSG Compensation Subcommittee retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant, who also served as compensation consultant to the Compensation Committee prior to the Separation. During 2010, F.W. Cook attended four FSG Compensation Subcommittee meetings. The Company also engaged Semler Brossy Consulting Group to advise management of the financial services businesses regarding compensation applicable to employees of the financial services businesses prior to the Separation.

The ISG Compensation Subcommittee retained Steven Hall as its independent compensation consultant. Steven Hall assisted the ISG Compensation Subcommittee in assessing the compensation of our executive officers in connection with the Separation and continued on as the compensation consultant to the Compensation Committee after the Separation. During 2010, prior to the Separation, Steven Hall attended four ISG Compensation Subcommittee meetings. During 2010, after the Separation, Steven Hall attended seven Compensation Committee meetings.

During 2010, as part of Steven Hall’s engagement with (a) the ISG Compensation Subcommittee prior to the Separation and (b) the Compensation Committee following the Separation, Steven Hall:

•	advised on the selection of a peer group of companies for executive compensation comparison purposes;

•	provided comparative market data on board of director compensation practices and programs of peer companies and competitors;

•	provided guidance on industry best practices and emerging trends and developments in executive and board of director compensation;

•	analyzed pay survey data; and

•

advised on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) long-term incentive awards.

The Company also engaged Mercer to provide certain compensation-related services. In 2010, Mercer assisted the Company with the selection of a peer group of companies, advised on industry best practices and emerging trends in executive compensation, prepared pay survey data and made recommendations on the structuring of compensation programs.

Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Company’s and the Compensation Committee’s compensation consultants in determining executive compensation is included in the Compensation Discussion and Analysis, beginning on page 36. Additional information concerning the Compensation Committee’s processes and procedures and consideration and determination of non-employee director compensation is included in the section entitled Director Compensation for 2010, beginning on page 73.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Chatham (Chairman), O’Brien and Skilling. Messrs. Argyros, Bennett, Davis, Douglas and Ms. Ueberroth served on the committee until their resignation from the Board in connection with the Separation. This committee is responsible for:

•	identifying individuals qualified to become directors of our Company;

•	recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly created directorships;

•	overseeing the evaluation of the Board; and

•	developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company.

This committee held five meetings during 2010. The committee’s charter is posted on the Investors section of our Web site under corporate governance at www.corelogic.com. The committee has adopted procedures by which certain stockholders of the Company may recommend director nominees to the Board. In particular, the committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of the Company’s outstanding common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to the secretary of the Company at our address indicated on the first page of this proxy statement. The committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

While the committee has no specific minimum qualifications in evaluating a director candidate, the committee takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors generally is not subject to the committee process for identifying and evaluating nominees for director.

The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination. In May 2010, Mr. Walker was appointed as a director by the Board in accordance with the provisions set forth in our bylaws. Mr. Walker was identified as a potential member of the Board by Mr. Kennedy, Mr. Skilling and Mr. Chatham, who were familiar with Mr. Walker’s service as a member of the board of directors of FADV. The Nominating and Corporate Governance Committee then evaluated Mr. Walker as a director candidate and recommended him for membership on the Board.

The Company does not have a formal policy for the consideration of diversity in indentifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the committee makes recommendations, as the committee deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Acquisition Committee

On June 11, 2010, the Board established an Acquisition Committee. The current members of this committee are Messrs. Kennedy (Chairman), Botein, Nallathambi and Skilling. Mr. Kennedy and Mr. Botein are not standing for reelection. After the annual meeting the Nominating and Corporate Governance Committee will review and make a recommendation as to the board composition of this Committee. The Acquisition Committee has the authority to review, authorize and approve certain acquisition and investment transactions proposed by the Company’s management which are below a certain size and which do not involve equity of the Company. This committee held four meetings during 2010.

Independence of Directors

The Board has affirmatively determined that each of Messrs. Botein, Chatham, Greetham, O’Brien, Skilling, Walker and Ms. Widener is “independent” as that term is defined in the corporate governance rules of the NYSE for listed companies and that during their time of service with the Board prior to the Separation, each of Messrs. Argyros, Bennett, Christenson, Davis, Doti, Douglas, O’Bryan, Tasker and Ms. Ueberroth, was independent under the same standard. Mr. Kennedy and Mr. Nallathambi are considered inside directors because they are employed by the Company as senior executives. The Board determined that Mr. Peace, who resigned as a director in connection with the Separation, was not independent because he was an executive officer of an entity which was a joint venture partner of the Company and indirectly owned membership interests in one of the Company’s subsidiaries. The Board previously determined that Ms. Widener was not independent due to her position as an executive officer of Neighborhood Housing Services of America, Inc. (“NHSA”) until late 2009, an entity which received a loan from the Company. On January 27, 2011, the Board determined Ms. Widener was independent, as she was no longer an executive officer of NHSA and the loan to NHSA was assumed by FAFC in connection with the Separation. In making these independence determinations, the Board considered the following relationships between directors and the Company:

•	Messrs. Argyros and Botein are affiliated with entities that do business with the Company in the ordinary course on arm’s-length terms from time to time;

•	Until late 2009, Ms. Widener was an executive officer of NHSA, an entity that received a loan from the Company, which was later assumed by FAFC in connection with the Separation;

•	Until March 2010, Mr. Davis was of counsel to a Canadian law firm that has been retained by the Company from time to time, but that has not provided services to the Company since 2008;

•

Prior to the Separation, Mr. O’Bryan occupied space within the building housing FAC’s principal office for which paid FAC rent at a market rate; the building became FAFC’s principal office following the Separation; and

•	Each of Messrs. Argyros, Doti and O’Bryan and Ms. Ueberroth is affiliated with a nonprofit organization to which the Company and/or its management has made donations from time to time.

Each of the relationships above, while considered by the Board, did not impact independence and falls within the Company’s categorical independence standards contained in the Board’s corporate governance guidelines, which are available on the Investors section of the Company’s Web site under corporate governance at www.corelogic.com.

Board Leadership Structure; Meetings of Independent Directors

Prior to the Separation, the responsibilities of our Chairman and Chief Executive Officer were vested in a single individual, Mr. Kennedy. In April 2010, in the Company’s proxy statement for the 2010 annual meeting of stockholders we committed that if the proposal to reincorporate the Company from California to Delaware was approved by the stockholders, the Board would amend the Corporate Governance Guidelines to address the separation of the positions of Chief Executive Officer and Chairman. Subsequent to the stockholder approval of our reincorporation, the Board revised the Corporate Governance Guidelines such that the Chairman may be an officer of the Company but shall not be the Chief Executive Officer. Since June 2010, in connection with the Separation, the offices of Chief Executive Officer and Chairman have been separated. In June 2010, Mr. Kennedy became Chairman and Mr. Nallathambi became the Company’s Chief Executive Officer. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer is appropriate at this time as it allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. In connection with the Board’s determination not to nominate Mr. Kennedy for reelection to the Board and effective as of the election of directors at the annual meeting, Mr. Skilling will become the Chairman of the Board.

To promote the independence of our Board and appropriate oversight of management, the independent directors annually elect a lead non-management director to ensure free and open discussion and communication among the non-management members of our Board, which are those directors who are not officers of the Company. Mr. Skilling is currently the Board’s lead non-management director. In 2010, the non-management directors met five times in executive session without management present. The lead non-management director is responsible for chairing and coordinating the agenda for these executive sessions of the non-management directors and serving as the principal liaison between the non-management directors as a group and the Chairman. In addition, the lead non-management director provides advice to the Chairman with respect to the following: (i) establishing an appropriate schedule for Board meetings; (ii) preparing agendas for the meetings of the Board and its committees; (iii) retaining consultants who report directly to the Board; (iv) overseeing the Nominating and Corporate Governance Committee’s implementation of the Company’s corporate governance policies; and (v) overseeing the Compensation Committee’s implementation of and compliance with the Company’s policies and procedures for evaluating and making executive and incentive-based compensation decisions.

Risk Oversight

To maximize long-term stockholder value, the Board’s responsibilities in overseeing the Company’s businesses include oversight of the Company’s key risks and management’s processes and controls to regulate them appropriately. The Company’s management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee Charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•	having responsibility for the internal audit function, with that function reporting directly to the committee;

•	overseeing the independent registered public accounting firm;

•	receiving reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls;

•	reviewing periodically with counsel legal and regulatory matters that could have a significant impact on the company and could indicate emerging areas of risk;

•	overseeing the Company’s compliance program with respect to legal and regulatory requirements and risks; and

•

discussing with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management and internal and external auditors regarding the Company’s enterprise risk management program, compliance program, information security and business continuity programs, extraordinary claims and losses and significant litigation.

Separately, the Compensation Committee oversees the Company’s compensation policies and practices and has assessed whether the Company’s compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. In arriving at that conclusion the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in equity, which are either time vested or tied to the achievement of long-term Company objectives, the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that the Company employs and the approval process for certain compensation-related activities.

Director Attendance at Annual Meetings

We encourage our directors to attend the annual meetings of our stockholders. Each of the Company’s directors nominated for election in 2010 was in attendance at the 2010 annual meeting, with the exception of Messrs. Botein, Greetham and O’Brien.

Stockholder and Interested Party Communications with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the lead director or any of the other non-management or non-executive directors of our Company (individually or as a group) by writing to such director(s) at the business addresses provided on the Investors section of our Web site under each director’s name in the corporate governance section at www.corelogic.com. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions with Management and Others

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in any consecutive 12-month period, in which the Company is a participant and any related person has a direct or indirect material interest. A related person includes a director, nominees for election as a director, executive officer, persons controlling over 5% of the Company’s common stock and the immediate family members of each of these individuals.

Once a transaction has been determined to require approval, the transaction will be reviewed and approved by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to the Company and related person.

If a related party transaction is not pre-approved, then it must be brought to the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.

The following types of transactions do not require pre-approval:

•	compensatory arrangements for service as an officer or director of the Company, provided such compensation is approved by the Compensation Committee;

•	transactions between the Company and its affiliates (other than directors and officers);

•

transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with the Company;

•	ordinary course transactions involving annual payments of $100,000 or less; or

•

transactions involving indebtedness between the Company and a beneficial owner of more than 5% of the Company’s common stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of the Company or an immediate family member thereof.

The Company has entered into the transactions discussed below which have been approved or ratified in accordance with our related party transactions policy.

On the record date for the Separation, we issued shares of our common stock to FAFC and FAFC’s wholly owned principal title insurance subsidiary that resulted in FAFC owning 12,933,265 shares of our common stock immediately following the Separation. On April 11, 2011, we repurchased 4 million of these shares of common stock for an aggregate purchase price of $75,800,000. As a result, immediately after giving effect to this repurchase, FAFC beneficially owns approximately 7.6% of our common stock and therefore remains a related party. There are no contractual restrictions related to FAFC’s ability to dispose of the remaining 8,933,265 million shares of our common stock that FAFC holds. However, we retain a right of first offer on future sales of our shares by FAFC. In connection with the Separation, FAFC has agreed to dispose of the shares by June 1, 2015 or bear any adverse tax consequences arising out of holding the shares for longer than that period.

The Company and FAFC entered into various agreements in order to complete the Separation. Specifically, the Company entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with FAFC that governs the rights and obligations of the Company and FAFC in connection the distribution of all outstanding shares of FAFC to the holders of FAC’s common stock. The Separation and Distribution Agreement also governs the relationship between the Company and FAFC subsequent to the completion of the Separation and provides for allocation between the Company and FAFC of FAC’s assets and liabilities. In the Separation and Distribution Agreement, the Company and FAFC agreed to share equally in the cost of resolution of a small number of corporate-level lawsuits including a consolidated securities lawsuit. Responsibility to manage each case has been assigned to either FAFC or the Company, with the managing party required to update the other party regularly and consult with the other party prior to certain important decisions, such as settlement. The managing party will also have primary responsibility for determining the ultimate total liability, if any, related to the cases. The amount of any potential liability under this agreement cannot be determined.

In connection with the Separation, the Company and FAFC also entered into a Tax Sharing Agreement. Pursuant to the terms of the Tax Sharing Agreement, FAFC is contingently liable for certain tax liabilities incurred in connection with the Separation. The Company recorded a receivable from FAFC of $40.7 million for these contingent tax obligations as of December 31, 2010.

The Company also issued a promissory note to FAFC, in the principal amount of $19,900,000, relating to certain pension liabilities arising out of the Company’s former non-qualified pension plan that was assumed by FAFC in connection with the Separation. The promissory note accrues interest at rate of 6.53% per annum. Interest was first due on the promissory note on July 1, 2010 and is due quarterly thereafter. The promissory note matures on May 31, 2017.

Effective as of June 1, 2010, the Company entered into various transition services agreements with FAFC. The agreements include transitional services in the areas of information technology, tax, accounting and finance, employee benefits and internal audit. Except for the information technology services agreements, the transition services agreements are short-term in nature. During 2010, an aggregate of approximately $5.4 million, net of amounts paid, was received in connection with these transition services agreements. We cannot estimate the future amounts payable under these agreements since amounts payable are dependent on services requested.

In June 2010, the Company and FAFC entered into several license agreements and statements of work. The Company and FAFC also entered into a cross-sell agreement whereby First American Title Insurance Company, a division of FAFC, will market certain of the Company’s services. In addition, during 2010, we entered into various commercial transactions with affiliates of FAFC. The revenue associated with the license agreements, cross-sell agreements and the various commercial transactions totaled $21.4 million. We cannot estimate the future amounts payable under these agreements since the amounts payable are dependent on services requested.

Mr. Kennedy serves as executive chairman and chairman of the board of directors of FAFC. Mr. Kennedy receives a salary and equity awards from FAFC in connection with such service.

Highfields beneficially owns greater than 5% of our common stock and is therefore a related party. During 2010, Highfields purchased approximately $175,000 of data, analytic and other Company products pursuant to a contract entered into on an arm’s-length basis.

BlackRock, Inc. beneficially owned greater than 5% of our common stock as of November 30, 2010 and was therefore a related party during 2010. The Company is a party to an agreement with BlackRock, Inc. on an arm’s-length basis pursuant to which BlackRock, Inc. has agreed to purchase data, analytic and other Company products with an approximate aggregate dollar value of $325,000 per year through November 14, 2013.

Executive Officers

The following provides information regarding the Company’s current executive officers.

Name	Position(s) Held	Age
Parker S. Kennedy	Executive Chairman	63
Anand K. Nallathambi	President and Chief Executive Officer	49
George S. Livermore	Group Executive and Executive Vice President for Data and Analytics	50
Barry M. Sando	Group Executive and Executive Vice President for Business and Information Services	51
Michael A. Rasic	Senior Vice President, Finance and Accounting	45
James L. Balas	Senior Vice President, Controller	40
Stergios Theologides	Senior Vice President, General Counsel and Secretary	44

All officers of the Company are appointed annually by the Board on the day of the annual meeting of stockholders.

•	Anand K. Nallathambi’s biography is set forth under the heading Proposal 1—Election of Directors above.

•	Parker S. Kennedy’s biography is set forth under the heading Current Directors Not Nominated for Reelection above.

•

George S. Livermore has served as the Company’s Group Executive and Executive Vice President for the Company’s data and analytics segment since June 2010. From September 2005 to June 2010, Mr. Livermore was president of FAC’s property information and services group within its information solutions company. Additionally, he served as president of First American Real Estate Solutions L.P. since its formation in 1998.

•

Barry M. Sando has served as the Company’s Group Executive and Executive Vice President for business and information services segment of the Company since June 2010. From 1997 to 2010, Mr. Sando was president of the information and outsourcing solutions business segment of FAC. He also served as president of FAC’s flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997 and was employed by FAC’s tax service subsidiary from 1991 to 1995.

•

Michael A. Rasic has served as the Company’s Senior Vice President, Finance and Accounting since June 2010. In February 2011, Mr. Rasic was designated as the Company’s principal financial officer in connection with the resignation of Anthony S. Piszel, the Company’s former Chief Financial Officer. From 2007 to 2010, Mr. Rasic was vice president and director of SEC reporting for FAC. Prior to joining FAC, from 2006 to 2007, Mr. Rasic served as the chief financial officer for Prospect Mortgage, LLC, formerly known as Metrocities Mortgage, LLC, a mortgage lending company. From 2001 to 2006, Mr. Rasic was a partner at PwC. In November 2010, the Company reported that Mr. Rasic intended to resign effective as of April 1, 2011. In connection with Mr. Rasic’s designation as the Company’s principal financial officer and pending the selection of a new Chief Financial Officer, Mr. Rasic will remain at the Company through June 30, 2011.

•

James L. Balas has served as the Company’s Senior Vice President, Controller since March 2011. From 2009 to 2011, Mr. Balas was the vice president and corporate controller for Ameron International, an international manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets. From 2008 to 2009, Mr. Balas served as chief financial officer of Solar Integrated Technologies, a provider of commercial solutions for the production of solar electric power and as vice president of finance from 2006 to 2008. From 2003 to 2006, Mr. Balas served as the director of finance and corporate development for Keystone Automotives Industries, a distributor of aftermarket automotive parts and accessories. From 1998 to 2003, Mr. Balas was with Ernst & Young LLP’s consulting division (acquired in May 2000 by Capgemini) where he served as senior manager, corporate development beginning in 2000.

•

Stergios Theologides has served as the Company’s Senior Vice President, General Counsel and Secretary since June 2010. Mr. Theologides served as Senior Vice President and General Counsel of the information solutions group of FAC from November 2009 until June 2010. Mr. Theologides served as the executive vice president and general counsel of Morgan Stanley’s U.S. residential mortgage business from 2007 to 2009. From 1998 to 2007, Mr. Theologides was the executive vice president and general counsel of New Century Financial Corporation, a real estate investment trust that originated mortgage loans in the United States. Prior to that position, he was a corporate and securities lawyer at O’Melveny & Myers, LLP.

Compensation Discussion and Analysis

This discussion and analysis of the compensation program for our named executive officers should be read in conjunction with the tables and text contained elsewhere in this proxy statement that describe the compensation awarded to, earned by or paid to the named executive officers in 2010.

Our Compensation Discussion and Analysis (“CD&A”) provides information about the compensation objectives and policies used by the CoreLogic, Inc. Compensation Committee (the “Committee”) to determine compensation for those individuals serving as our Chief Executive Officer or Chief Financial Officer during 2010, and our other three most highly compensated executive officers for 2010. It describes how the Committee establishes target ranges for total compensation that are consistent with comparable positions in our industry and the emphasis the Committee places on performance-based goals and objectives that we believe will allow for sustained returns to our stockholders if we achieve or exceed the selected goals and objectives. Overall, this CD&A provides a general description of our compensation programs and specific information about its various components, with the intention of describing information contained in the executive compensation tables that follow this discussion. Throughout this discussion, the following individuals are referred to collectively as the “named executive officers” for 2010:

Named Executive Officer	Position as of December 31, 2010
Parker S. Kennedy	Executive Chairman and Former Chief Executive Officer
Anand Nallathambi	President and Chief Executive Officer
Anthony S. Piszel	Chief Financial Officer
George S. Livermore	Group Executive and Executive Vice President for Data and Analytics
Barry M. Sando	Group Executive and Executive Vice President for Business and Information Services
Michael A. Rasic	Senior Vice President, Finance and Accounting

On June 1, 2010, in connection with the Separation (as discussed below), Mr. Kennedy resigned as our Chairman and Chief Executive Officer. Mr. Kennedy now serves as our Executive Chairman. In connection with the Board’s determination not to nominate Mr. Kennedy for reelection at our annual meeting, Mr. Kennedy will become Chairman Emeritus and will retire as Executive Chairman effective immediately following the annual meeting. Mr. Nallathambi was President and Chief Operating Officer of the Information Solutions Group until his June 1, 2010 appointment as President and Chief Executive Officer of the Company.

Executive Summary

2010 was a year of significant change for the Company. Before June 1, 2010, we operated as The First American Corporation (“FAC”) with two business groups—the Information Solutions Group (“ISG”) and the Financial Services Group (“FSG”). On June 1, 2010, we completed a transaction (the “Separation”) in which we retained the ISG business, and spun off the FSG business, including our title insurance business, into a new publicly traded, New York Stock Exchange-listed company called First American Financial Corporation (“FAFC”).

Immediately following the Separation, we reincorporated in Delaware and changed our name to CoreLogic, Inc.

Because CoreLogic is the surviving corporation in the Separation, this CD&A addresses the named executive officer rewards programs adopted by CoreLogic before and after the Separation.

As CoreLogic became a stand-alone company, we undertook several significant changes in our leadership, operations, and rewards approach, as outlined in more detail in this CD&A. Key actions included:

•	Appointing a new Chief Executive Officer—Anand Nallathambi;

•	Re-aligning our key operating segments, integrating certain former First Advantage Corporation (“FADV”) businesses and divesting certain non-core businesses;

•	Establishing a new compensation program that would be responsive to the business lines that now comprise CoreLogic;

•	Initiating a multi-year cost efficiency program; and

•	Commencing a share repurchase program.

Following the Separation, we substantially revised our rewards programs to support our stand-alone business strategy, better align with market practices and enhance the overall alignment of compensation with the interests of our stockholders. Highlights of these changes include:

Program or Policy	Key Changes/Actions
Rewards Strategy

•    Defined and implemented a new rewards strategy that links total compensation to Company performance, and is goal-oriented, transparent, aligned with best market practices and places a significant emphasis on long-term, performance-based compensation

Peer Group	• Defined a new market peer group with companies of the appropriate size and with comparable businesses

Base Salaries	• Adjusted base salaries to reflect market-competitive pay levels

Annual Incentive Bonus

•    Moderated emphasis on short-term cash incentive opportunities and implemented new Company performance measures focused on revenue growth, adjusted EBITDA and adjusted EBITDA margin, and key management objectives

Long-Term Incentives

•    Shifted rewards strategy to emphasize long-term incentive compensation as the majority of total target compensation for named executive officers

•    For 2011, introduced long-term earnings per share as a performance metric to further align long-term incentive compensation with future performance

•    Added performance-based vesting conditions to grants of restricted stock

•    Provided a one-time performance-based incentive award to the named executive officers upon the Separation to provide additional alignment with our stockholders and an incentive to achieve key growth objectives

Retirement Programs	• Froze the supplementary executive retirement program

Change in Control Provisions

•    Eliminated gross-ups on any executive terminations

•    Changed the formula for calculating severance to include only cash compensation in severance values

•    Amended the double trigger provisions to eliminate the Company’s obligation to make payments to executives in the event an executive determines to voluntarily terminate his or her employment for any reason after a change in control

Compensation to our named executive officers is composed of base salary, an annual incentive bonus and long-term incentives in the form of equity awards. Following a market compensation assessment, the Committee adjusted base salaries for our named executive officers in March 2010 to reflect a market-competitive pay level for the post-Separation CoreLogic executive team. Based on CoreLogic’s 2010 company performance, funding for the annual incentive bonuses was slightly below target levels. The correlation of performance to payouts under the annual incentive bonus program is consistent with our compensation philosophy and objectives, as detailed below.

Our Compensation Philosophy and Objectives

The Committee has designed our named executive officer compensation program to enhance stockholder value by ensuring that a large part of compensation relates to the Company’s overall performance. In addition, a named executive officer’s rewards are also partially influenced by (i) the performance of the officer’s business unit or function and (ii) a subjective analysis of the individual named executive officer’s performance. Our compensation programs are designed to:

•	attract, motivate and retain talented and highly skilled key executives critical to our long-term success;

•	align the interest of our executives with the interests of our stockholders;

•	provide compensation levels competitive with the Company’s peer group members, as identified by the Committee from time to time;

•	reward executives for achieving pre-defined stretch goals and objectives; and

•	encourage strategic long-term development and investment in the business.

Our Governance Practices

The Committee, with the assistance of its independent compensation consultant, engages in an ongoing review of our executive compensation programs to ensure they support our compensation philosophy and ultimately serve the best interests of our stockholders. Following are highlights of our compensation-related governance practices:

•	We regularly benchmark our practices with respect to our rewards programs to ensure that these are in line with current best practices;

•	We have performance-based vesting conditions in grants of restricted stock units;

•	We provide limited perquisites;

•	We have clawback provisions in our long-term incentive plan award agreements;

•	We do not provide tax gross-ups for compensation paid due to a change in control;

•	We do not provide single trigger severance payments; and

•	We have separated the positions of CEO and Chairman.

Role of the Compensation Committee and the Chief Executive Officer

The Committee is composed of independent members of the Board. In addition, prior to the Separation, the Committee had two subcommittees: one to address matters for FSG (the “FSG Compensation Subcommittee”) and one to address matters for ISG (the “ISG Compensation Subcommittee”). These respective subcommittees were responsible for defining the 2010 compensation programs for the executive officers that each group would employ after the Separation. The full Committee addressed Mr. Kennedy’s and Mr. Piszel’s pre-Separation compensation since they had Company-wide responsibilities. Subsequent to the Separation, these subcommittees were dissolved as the Committee had sole responsibility for these compensation matters. Actions taken by the Committee, or through one of its subcommittees, prior to the Separation are referred to generally in this discussion as an action taken by the Committee.

The Committee reviews and approves named executive officer base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans. It also reviews and recommends to the Board the form and level of director compensation. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of named executive officer compensation, in part by reviewing compensation data from comparable companies and from relevant surveys.

Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other named executive officers are made by the Committee after considering recommendations from the Chief Executive Officer and certain other named executive officers, as appropriate, as well as input from the Committee’s independent compensation consultant. No executive makes recommendations regarding his or her own compensation.

The Company’s Executive Chairman, Chief Executive Officer, and as appropriate, its General Counsel, Chief Financial Officer and Senior Vice President, Human Resources, may attend the portion of the Committee’s meetings where individual named executive officer performance is discussed. Only Committee members may vote on named executive officer compensation decisions.

The Committee meets in executive session with its compensation consultant at every meeting.

Role of Compensation Consultant

The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on the compensation of our named executive officers and directors. In 2010, each of the ISG Compensation Subcommittee and FSG Compensation Subcommittee retained its own independent compensation consultant. The ISG Compensation Subcommittee retained Steven Hall and the FSG Compensation Subcommittee retained Frederic W. Cook & Co., Inc. (“F.W. Cook”). Steven Hall was engaged primarily to focus on matters relating to named executive officers that the Company would continue to employ after the Separation. F.W. Cook was engaged primarily to focus on matters relating to named executive officers that FSG would employ after the Separation.

During 2010, as part of Steven Hall’s engagement with (a) the ISG Compensation Subcommittee prior to the Separation and (b) the Compensation Committee following the Separation, Steven Hall:

•	advised on the selection of a peer group of companies for executive compensation comparison purposes;

•	provided comparative market data on director compensation practices and programs of peer companies and competitors;

•	provided guidance on industry best practices and emerging trends and developments in executive and director compensation;

•	analyzed pay survey data; and

•

advised on determining the total compensation of each of our named executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) long-term incentive awards.

The Committee retained both compensation consultants directly, although in carrying out assignments, the compensation consultants also interacted with Company management to the extent necessary and appropriate. The compensation consultants performed no additional services for the Company. The Committee has the sole authority to select, retain, and terminate the compensation consultants, as the Committee deems appropriate.

For additional information regarding the Committee’s independent compensation consultants see Committees of the Board—Compensation Committee.

Pay Levels and Benchmarking

The Committee determines overall named executive officer compensation levels based on several factors, including each individual’s role and responsibility within the Company, each individual’s experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions and performance of the individual and the Company as a whole. In determining these compensation levels, the Committee considers all forms of compensation and benefits.

In order to determine competitive compensation practices, the Committee relies primarily upon data compiled from public filings of selected companies (“comparator companies”) that it considers appropriate comparators for these purposes. The comparator companies used by the Committee for 2010 compensation are identified below. In addition, the Company considers nationally recognized survey data published by various consulting firms, such as Towers Watson and Mercer. The Committee considers compensation survey data that is scoped to a comparable revenue size for the Company, and is primarily general industry survey data, however, high technology segment survey data may be used periodically.

As part of its post-Separation rewards strategy review, the Committee updated the comparator companies included in the peer group. The Committee employed numerous factors to select the comparator companies, including similarities of business lines, as well as comparable financial measures such as revenues, market capitalization, and margins. The pre-Separation and the refined 2010 peer groups include the following companies:

The Pre-Separation Peer Group		2010 CoreLogic Peer Group
Company-Wide Peer Group	ISG Peer Group
Affiliated Computer Services, Inc.	Alliance Data Systems Corporation	Alliance Data Systems Corporation
Assurant, Inc.	ChoicePoint Inc.	Broadridge Financial Solutions, Inc.
ChoicePoint, Inc.	Crawford & Company	Cognizant Technology Solutions Corporation
The Dun & Bradstreet Corporation	The Dun & Bradstreet Corporation	Convergys Corporation
Equifax, Inc.	Equifax, Inc.	DST Systems, Inc.
Fair Isaac Corporation	Fair Isaac Corporation	The Dun & Bradstreet Corporation
Fidelity National Financial, Inc.	Fidelity National Information Services, Inc.	Equifax, Inc.
Fidelity National Information Services, Inc.	Fiserv, Inc.	Fidelity National Information Services, Inc.
Fiserv, Inc.	Global Payments Inc.	Fiserv, Inc.
LandAmerica Financial Group, Inc.	infoGroup Inc.	Global Payments Inc.
MGIC Investment Corporation	Total System Services, Inc.	Lender Processing Services, Inc.
Old Republic International Corporation		Paychex
The PMI Group, Inc.		Total System Services, Inc.
Radian Group Inc.		Verisk Analytics, Inc.
Stewart Information Services Corp.

After considering the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determines each individual named executive officer’s target total compensation opportunity based on Company and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Committee primarily examines the relationship of each named executive officer’s base salary, target annual incentive bonus opportunity and long-term incentive opportunity to market median data, though the increased emphasis on long-term incentives in our post-Separation rewards strategy also factors in long-term incentive positioning of up to the 75th percentile. The Committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data. Accordingly, total compensation for specific individuals or roles will vary based on a number of factors including Company and individual performance, scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive officer.

Compensation Structure

The Company’s named executive officer compensation program consists of three main elements, which are discussed in more detail below:

•

Base Salary: fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and performance and is designed to compensate individuals for their expected day-to-day performance;

•	Annual Incentive Bonus: cash-based variable pay designed to reward named executive officers primarily based on annual Company and/or business unit or function performance; and

•	Long-Term Incentives: stock-based awards that are designed to align our executives’ incentives with the long-term performance of the Company.

Pay Mix

As part of our rewards strategy review related to the Separation, the Committee elected to re-balance our named executive officers’ pay mix to align more closely with the competitive market and place greater emphasis on long-term incentives. The purpose of this shift was to focus our named executive officers on total Company performance and to provide more direct alignment with our stockholders. In order to achieve this alignment, in 2010 the Committee increased base salaries to be consistent with the market in which we compete for talent, reduced target annual incentive bonuses and increased long-term incentives. The Committee believes that the overall balance in the pay mix, as well as the increased emphasis on long-term incentives reduces incentives to take excessive business risks to enhance short-term reward outcomes. By following this balanced approach, the Committee endeavors to provide our named executive officers with a measure of security with respect to the minimum level of compensation to be received, while motivating our named executive officers to focus on the business metrics that we believe will produce a high level of performance for the Company with corresponding increases in stockholder value. The Committee also seeks to provide an incentive for performance, while simultaneously reducing the risk of loss of top executive talent to competitors. The target pay mix for the CoreLogic named executive officers in 2010 is displayed in the chart below.

Base Salary

The Committee sets named executive officer base salaries based on the individual’s position and current and sustained individual performance results. The Committee reviews base salaries annually and adjusts them, if appropriate, based on factors such as:

•	the Company’s overall performance;

•	changes to the officer’s roles and responsibilities;

•	performance of the officer’s business unit or function;

•	the officer’s individual performance;

•	the officer’s significant impact on strategic goals;

•	the officer’s length of service; and

•	the officer’s base salary relative to those of similar individuals in peer companies or the broader market.

The Committee does not specifically weigh any one factor in setting base salaries, but makes a subjective judgment, based on a consideration of various factors. Although the Committee generally targets base salaries at market median or below based on the Company’s peer group and relevant compensation survey data, the Committee also takes into account the factors described above, as well as the named executive officer’s potential as a key contributor and the potential cost of replacing him or her.

Other than for new hires, the Committee generally determines named executive officer base salaries in the first quarter of each year. All the named executive officers, other than Mr. Kennedy and Mr. Rasic, have employment agreements that specify their minimum base salaries, which are indicated in the column entitled Minimum Base Salary in the table below. The Committee may increase these amounts in its discretion.

In 2009, the Committee reduced base salaries for several named executive officers due to the Company’s cost reduction efforts related to the difficult economic conditions that the Company faced in 2007 and 2008. Entering 2010, the Committee determined that the reduced salary levels would not be appropriate in 2010 based on improving external economic conditions, the need to establish a post-Separation leadership structure and a review of the overall compensation strategy and pay mix approach. Following a market compensation assessment, the Committee adjusted base salaries in March 2010 to reflect a market competitive pay level for the post-Separation CoreLogic executive team. The base salaries of the named executive officers as of March 1, 2009, March 29, 2010, and March 1, 2011 and the minimum base salary as required by their respective employment agreements are as follows:

Named Executive Officer	March 1, 2009 Base Salary	March 29, 2010 Base Salary	March 1, 2011 Base Salary	Minimum Base Salary
Kennedy, P.	$675,000	$675,000	$325,000	None
Nallathambi, A.	$700,000	$750,000	$800,000	$750,000
Piszel, A.	$500,000	$650,000	$650,000	$500,000
Livermore, G.	$350,000	$500,000	$500,000	$350,000
Sando, B.	$350,000	$500,000	$500,000	$350,000
Rasic, M.	$300,000	$325,000	$325,000	None

The Committee also determined that Mr. Kennedy’s salary would remain unchanged until the Separation. Following the completion of the Separation on June 1, 2010, the Committee adjusted Mr. Kennedy’s salary to $325,000 to reflect his transition from Chief Executive Officer to the Executive Chairman role.

Annual Incentive Bonus

The Committee considers the annual incentive bonus to be a critical component of the named executive officer compensation program. The annual incentive bonus is designed to reward named executive officers primarily based on annual performance of the Company and/or the business unit or functional area for which the executive is responsible. Prior to 2010, the annual incentive bonus accounted for the majority of named executive officer compensation, with awards paid in a combination of cash and RSUs that vested over five years. As part of its post-Separation rewards strategy review, the Committee reduced emphasis on short-term incentives and targeted the annual incentive bonus opportunity to represent a competitive portion of target total compensation to be paid exclusively in cash. The Committee also adopted a new, separate long-term incentive program discussed below that is designed to reward performance that we believe will deliver long-term stockholder value. The Committee’s rationale for reducing the annual incentive bonus, and increasing long-term incentives, as a percentage of total compensation was to align with peer group market practices and to focus management on operating decisions that we believe will maximize growth and financial performance over the long-term.

In designing the new annual incentive bonus program the Committee carried over many of the prior program’s performance measurement principles. However, as part of the rewards strategy shift, the Committee established bonus opportunities at levels that generally aligned with market median annual incentive opportunities, except where performance warranted a different amount or the change represented a dramatic shift in cash opportunity available to the named executive officer. The new annual incentive bonuses are currently awarded as performance units under the Company’s 2006 Plan and represent a maximum cash bonus opportunity that is payable to the Company’s named executive officers if specified performance measures are achieved. At the threshold performance level, 50% of the target bonus is payable; at the target performance level, 100% of the target bonus is payable; and at the superior performance level, 200% of the target bonus is payable. No bonus is earned for performance below the threshold amount. Total cash payable under the performance units is capped at 200% of target. For 2010, none of the awards was payable unless, as was the case, the adjusted net income of the Company for 2010 was at least $50 million. See below for additional details regarding the target bonus awards for the named executive officers and the Grants of Plan-Based Awards, beginning on page 56, for additional information regarding the threshold, target and maximum amounts payable under the performance units granted in 2010.

Additionally, the Committee determined that until the Separation, Mr. Kennedy’s target bonus would remain at its 2009 level and would be pro-rated for the period prior to the Separation. Effective June 1, 2010, Mr. Kennedy no longer participated in the annual incentive bonus program as a result of his transition from Chief Executive Officer to the Executive Chairman role. Details of the annual incentive bonus targets are as follows:

Named Executive Officer	2010 Target Annual Incentive (% of Base Salary)
Kennedy, P.	307	%(1)
Nallathambi, A.	125%
Piszel, A.	125%
Livermore, G.	100%
Sando, B.	100%
Rasic, M.	80%

(1)	Actual bonus was pro-rated for the period prior to the Separation. For the eligible period, Mr. Kennedy’s target bonus remained at its 2009 level.

Messrs. Nallathambi, Piszel and Rasic: The annual incentive opportunities for Messrs. Nallathambi, Piszel and Rasic were based on results of the entire Company, excluding the financial results of the financial services businesses divested in the Separation, and the impact of one-time charges related to the Separation. The Committee established performance measures based on adjusted revenue, adjusted EBITDA (which is determined without regard to (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss (f) foreign exchange gains and losses and (g) the effects of a stock dividend, stock split or reverse stock split), and adjusted EBITDA margin. The Committee selected these measures in order to provide a balanced focus on performance across several key metrics aligned with growth and profitability. In addition, the Committee believes these measures drive stockholder value. The incentive opportunities were weighted 80% (65% for Mr. Rasic) to Company performance goals and 20% (35% for Mr. Rasic) to pre-established individual performance goals, which we refer to as Management by Objectives (“MBOs”). A named executive officer’s MBOs are stretch goals aligned to growth objectives, which are critical to the Company’s short and long-term performance that are otherwise not measurable through the financial performance metrics. For Messrs. Nallathambi, Piszel and Rasic, the MBOs included a combination of the following objectives, among others: the successful launch of CoreLogic as a standalone company; the sale of the employer and litigation services business; the integration of FADV; the achievement of increased revenues, synergies, return on invested capital and enterprise efficiency improvements; the establishment of new credit facilities; and other financial, organizational, legal and reporting improvements. The MBO component of the annual bonus is not funded unless the 80% Company financial performance measures (65% for Mr. Rasic) are met. The weighting, targets, and actual performance for the respective measures are outlined in the table below.

Financial Performance Metric	Percentage of Total Incentive Award(1)	Budget (In millions, except percentages)	Actual 2010 Results (In millions, except percentages)
2010 Corporate adjusted EBITDA Margin	27%	21.5%	20.87%
2010 Corporate adjusted EBITDA	27%	$ 415.3	$ 402
2010 Corporate adjusted Revenue	26%	$ 1,936	$ 1,923
Individual Performance Goals/MBOs	20%	—	—

(1)	For Mr. Rasic the percentage target is 21%, 22%, 22%, and 35%, respectively.

For financial performance metrics, achievement of budget performance yields a payout at target. Threshold performance is defined as 80% of budget, and equates to a 50% of target award. Maximum performance is defined as 120% of budget, and equates to a 200% of target award.

Additionally, on June 1, 2010, Mr. Piszel received a one-time cash bonus of $800,000 and Mr. Rasic received a one-time cash bonus of $225,000 in recognition of their significant efforts towards the consummation of the Separation.

Mr. Kennedy: The annual incentive opportunity for Mr. Kennedy was based on results of the entire Company in the same manner as Mr. Nallathambi’s bonus, pro-rated for the period from January 1, 2010 to May 31, 2010.

Messrs. Livermore and Sando: The annual incentive opportunity for Mr. Livermore is focused primarily on results for the Data and Analytics business unit and the annual incentive opportunity for Mr. Sando is focused primarily on results for the Business and Information Services business unit. The incentive opportunities were weighted 70% to business unit performance and 30% to MBOs. For Messrs. Livermore and Sando, the MBOs included a combination of the following objectives, among others: the achievement of increased revenues, expense savings and efficiency improvements; organizational improvements, including reduced voluntary turnover and improved talent deployment and retention; and new and expanded product offerings. The MBO component of the annual bonus is not funded unless the 70% business unit financial performance measures are met. The weighting, targets, and actual performance for the respective measures are outlined in the tables below.

Data and Analytics 2010 Targets and Achievements

Metric	Percentage of Target	Budget (In millions, except percentages)	Actual 2010 Results (In millions, except percentages)
2010 Business Unit adjusted EBITDA Margin	23%	26.3%	27%
2010 Business Unit adjusted EBITDA	23%	$ 176.4	$195.3
2010 Business Unit adjusted Revenue	24%	$ 670.7	$713.2
Individual Performance Goals/MBOs	30%	—	—

Business and Information Services 2010 Targets and Achievements

Metric	Percentage of Target	Budget (In millions, except percentages)	Actual 2010 Results (In millions, except percentages)
2010 Business Unit adjusted EBITDA Margin	23%	23.5%	24%
2010 Business Unit adjusted EBITDA	23%	$ 228.3	$226.4
2010 Business Unit adjusted Revenue	24%	$ 970.2	$954.2
Individual Performance Goals/MBOs	30%	—	—

Based on 2010 Company performance, funding for the annual incentive bonuses was slightly below target levels, except with respect to Mr. Livermore whose business unit exceeded budgeted financial performance measures. The cash payouts for the 2010 annual incentive plan, provided in 2011 and shown in the non-equity incentive plan compensation column in the 2010 Summary Compensation Table below, are as follows:

Named Executive Officer	2010 Target Annual Incentive (% of Base Salary)	2010 Actual Annual Incentive Earned (% of Base Salary)	2010 Actual Annual Incentive Earned
Kennedy, P.	307%	125.2%	$407,003
Nallathambi, A.	125%	119.2%	$893,625
Piszel, A.	125%	119.2%	$774,475
Livermore, G.	100%	124.4%	$621,750
Sando, B.	100%	98.5%	$492,375
Rasic, M.	80%	75.3%	$244,791

Long-Term Incentives

2010 represented a transition year in the structure of our long-term incentives. The March 2010 named executive officer long-term awards were in the form of time-vested RSUs tied to 2009 annual incentive plan achievement under The First American Corporation plan. Additionally, in March of 2010, the Company issued certain of the named executive officers RSUs that vest over five years, with the exception of the RSUs awarded to Mr. Nallathambi which vest over three years. These RSUs were conditioned on the Company’s achievement of adjusted net income for 2010 of $50 million or more. The Company achieved the applicable performance measure for 2010 and therefore the RSUs remain subject only to time vesting restrictions. Generally, our time-vested RSUs vest over five years.

However, as part of its review of the Company’s post-Separation rewards strategy, the Committee established a new program for named executive officer long-term incentive compensation that emphasizes achievement of long-term operating objectives and stockholder value creation through a focus on performance-based RSUs (“PBRSUs”) and stock options. The Committee first employed the new structure in connection with long-term incentives awarded to named executive officers at the time of the Separation in June 2010. The intent of the one-time award was to provide a more significant ownership stake in the CoreLogic organization and provide an incentive to grow both operating results and stockholder value. For the June 2010 awards, the targeted long-term incentive value for each named executive officer was granted 50% in the form of PBRSUs and 50% in the form of stock options. In determining the awards the Committee considered the value of the named executive officer’s vested and unvested equity holdings at Separation, the challenges and effort required to establish stand-alone operations post-Separation, the ability of our named executive officer’s to achieve stretch goals, and general market practices in similar transactions.

The PBRSUs have a 5-year performance period in which the awards will vest from 0% to 100% of target depending on adjusted EBITDA per share results, for each of the five calendar years in the performance period. Except for the last year in the performance period, if during any calendar year in the performance period, the Company achieves one or more of the per share adjusted EBITDA goals set forth in the award that has not previously been achieved, a number of shares of common stock underlying the PBRSUs will vest and become payable so that the applicable percentage of the total number of shares underlying the PBRSUs corresponding to the highest per share adjusted EBITDA goal achieved for that year will become vested and payable on December 31 of that year. Once any of the per share adjusted EBITDA goals set forth in the award have been achieved in a calendar year, no additional shares underlying the PBRSUs will vest and become payable in subsequent years by virtue of achieving the same adjusted EBITDA goal. The Committee selected the adjusted EBITDA per share metric because the Committee believed that the relationship between the vesting and payment targets and the degree of difficulty of the targets was significant and reasonable given the business environment and related factors. The Committee also reviewed the target levels and concluded that they were appropriate and believed that the adjusted EBITDA per share metric is considered by our stockholders to be a key performance metric. Additionally, the Committee believed the stretch goals align with core profit growth and are tied to the creation of value for our stockholders.

The remaining 50% of the June 2010 award grant value was in the form of stock options vesting in three equal installments on the second, third and fourth anniversaries of the grant date. These awards provide an incentive to grow overall stockholder value as they only provide a reward to the named executive officers if the stock price appreciates above the CoreLogic share price immediately after the Separation.

Our long-term incentive reward strategy will be to position target grant values between the median and 75th percentile of market. For 2010, the total award grant value was at the higher end of this targeted positioning due to the carry-over of the 2009 annual incentive plan and the one-time Separation awards granted in 2010. RSUs for 2009 performance were granted in March of 2010. In addition, the one-time Separation awards granted in June 2010 were intended to provide the named executive officers with substantial alignment with the CoreLogic stockholders as it became a stand-alone entity. Details of the 2010 grant awards are in the table below. Note, all awards are shown at the post-Separation share counts.

Named Executive Officer	March 2010 RSUs Granted		June 2010 Stock Options Granted	June 2010 PBRSUs Granted
Kennedy, P.	59,030	(1)	—	—
Nallathambi, A.	34,872		227,878	75,959
Piszel, A.	53,573		173,907	57,969
Livermore, G.	37,504		105,943	35,314
Sando, B.	38,364		105,943	35,314
Rasic, M	8,021		35,980	11,993

(1)	Represents the proportional amount of his March 2010 grant attributable to CoreLogic.

In connection with the Separation, on June 1, 2010, all outstanding stock options and unvested RSUs granted to named executive officers and other employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs. Awards for named executive officers and other employees employed by the Company following the Separation were generally adjusted so that they remained awards with respect to shares of our common stock. However, Mr. Kennedy’s awards were generally adjusted so that a portion of the awards now relates to our common stock and a portion now relates to FAFC’s common stock.

Retirement and Employee Benefit Plans

Named executive officers are entitled to employee benefits, such as vacation and health and welfare benefits, generally available to all full-time employees (subject to fulfilling any minimum service requirement). In designing these benefits the Company seeks to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which the Company operates. The Company believes that these employee benefits provide a valuable recruiting and retention mechanism for its named executive officers and enable the Company to compete more successfully for qualified executive talent.

Executive Supplemental Benefit Plan (the “SERP”) and the Pension Restoration Plan

Named executive officers may participate in the SERP and the Pension Restoration Plan retirement plans. On November 18, 2010, the Company amended the SERP to freeze benefits as of December 31, 2010. As a result, compensation earned after 2010 is not taken into account in determining covered compensation and final average compensation; services after 2010 are not recognized, except for vesting purposes; and the plan will not accept new participants after 2010. The Pension Restoration Plan is limited to individuals who became participants before 1995. Explanation of the these plans can be found in the Pension Benefits table on page 62.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified retirement plan that allows eligible participants to defer up to 80% of their salary and annual incentive bonus. Participation is limited to executive officers and certain other key employees. In 2010, the Company amended the Deferred Compensation Plan to provide additional Company contributions in the form of 401(k) restoration contributions and discretionary retirement savings contributions to a limited number of executive officers who were not eligible to participate in the SERP. Mr. Piszel received a $208,000 discretionary Company contribution in 2010. On February 10, 2011 the Company announced that Mr. Piszel resigned as Chief Financial Officer and, in connection with his resignation, this contribution was forfeited.

Pension Plan

Prior to the Separation, the Company also sponsored a qualified defined benefit plan. On June 1, 2010 FAFC assumed responsibility for the obligations under this plan and the Company no longer sponsors this plan.

Other Benefits

On June 8, 2010, the Committee approved a relocation assistance package for Mr. Nallathambi in connection with his relocation to the Santa Ana area as a result of his appointment as Chief Executive Officer, consisting of payment of (a) customary closing costs on the sale of his existing house and the purchase of a new house, (b) duplicate housing carrying costs, (c) moving expenses, (d) expenses related to temporary living arrangements, and (e) a relocation allowance. The relocation package also provided Mr. Nallathambi assistance with the payment of taxes associated with the sale of his existing house and purchase of his new house, as well as, first mortgage interest rate buydown assistance. Mr. Nallathambi’s relocation package was consistent with the elements of the Company’s executive relocation program. The aggregate amount of Mr. Nallathambi’s relocation package was less than $673,081. During 2010, Mr. Nallathambi was reimbursed $58,167 and received a tax gross-up payment of $19,649 and a relocation allowance of $15,000. In 2011, we anticipate paying additional relocation reimbursements to Mr. Nallathambi.

Prior to his relocation to Santa Ana, Mr. Nallathambi received a monthly car allowance. This allowance was discontinued in October of 2010. On January 1, 2011, the Company introduced an executive life insurance program for executive officers and other key employees. This program provides the participant with up to two times their annualized base salary (maximum $1 million) in group universal life insurance.

Further details regarding perquisites are found in the 2010 Summary Compensation Table and accompanying footnotes.

Timing of Equity Grants

After Committee approval, the Company generally issues equity awards to named executive officers on the second day on which the NYSE is open for trading following the filing of the Company’s Annual Report on Form 10-K. In the case of RSUs denominated in dollars and stock options, pricing (that is, the number of shares or units issued for each dollar denominated RSU award or the exercise price with respect to stock options) is determined as of that date. The price of the Company common stock used for these purposes is the last sale price reported for a share of the Company’s common stock on the NYSE on that date. With respect to new hire grants and employees other than executive officers, the methodology is the same, except that awards are issued on the 20th day of the third month of the calendar quarter that follows the date on which the Committee approved the awards.

Adjustment or Recovery of Awards

The Company has no specific policies to adjust or recoup prior awards in the event of a financial restatement or otherwise. However, under Section 304 of Sarbanes-Oxley, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer shall reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits realized from the sale of securities of the Company during that 12-month period. Our long-term incentive plan agreements and the awards to be granted pursuant to the 2011 Performance Incentive Plan include a provision which subjects them to any clawback or similar policy adopted by the Company, as well as similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the units or any shares or other cash or property received with respect to the awards. The Company expects to adopt a clawback policy following the promulgation of applicable regulations by the Securities and Exchange Commission in accordance with the Dodd-Frank Act.

Consideration of Prior Amounts Realized

The Company’s philosophy is to incentivize and reward named executive officers for future performance. Accordingly, prior stock compensation gains (option gains or restricted stock awarded in prior years) are not considered in setting future compensation levels.

Employment Agreements and Severance Arrangements

Each named executive officer employed by the Company as of December 31, 2010, with the exception of Messrs. Kennedy and Rasic, has an employment agreement. The Committee believes that offering employment agreements to key executives is consistent with peer practices and serves as an effective retention tool. Each agreement is individually negotiated and terms vary. For additional information regarding the terms of the employment agreements that the Company has entered into with certain of our named executive officers see Employment Agreements beginning on page 57 below.

On February 10, 2011, the Company announced that Mr. Piszel resigned as Chief Financial Officer effective February 10, 2011 and will depart from the Company on June 1, 2011. On February 22, 2011, the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) with Mr. Piszel. The Separation Agreement provides that the Company will pay Mr. Piszel (a) an aggregate of $1,008,000 in connection with his separation from the Company, subject to applicable withholdings, and (b) up to a maximum of $20,000 in continued group health insurance coverage under COBRA through June 1, 2012, in the event he timely elects to obtain such coverage. The Separation Agreement also provides that Mr. Piszel’s outstanding equity awards shall vest and become exercisable in accordance with the terms of the applicable equity award agreements through June 1, 2011. Any outstanding equity awards that have not vested as of June 1, 2011 shall be forfeited, with the exception of 22,205 of Mr. Piszel’s bonus RSUs which shall vest on June 1, 2012. Pursuant to the Separation Agreement, Mr. Piszel released the Company from claims and agreed not to disparage the Company.

Change in Control Agreements

The Company’s 2006 Plan (except as otherwise provided in an award agreement), 1996 Option Plan, 1997 Directors’ Stock Plan (except as otherwise directed by the Company’s Board of Directors), the SERP and the Deferred Compensation Plan generally provide for accelerated vesting of award or benefits, as the case may be, in the event of a change in control of the Company. Award agreements evidencing RSUs issued in 2007 through 2010 provide that vesting will not accelerate as a result of a change in control that has been approved by the Company’s incumbent Board of Directors prior to the change in control. In addition, the SERP provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his normal retirement age on the date of termination.

In addition to our equity compensation plan and award agreement provisions which provide for acceleration upon a “change in control,” the Company has entered into change in control agreements with certain executive officers which provide these officers with certain payments upon separation from the Company following a “change in control.” As part of CoreLogic’s reward strategy review in 2010, several significant changes were made to change in control agreements, including the elimination of gross-ups, the limitation of the severance multiples eligible for payment upon a termination to cash compensation only and the elimination of the Company’s obligation to make payments to executives in the event an executive determines to voluntarily terminate his or her employment for any reason after a change in control. Details of the new program are outlined below.

New Change in Control Agreements with Messrs. Nallathambi, Kennedy, Piszel, Livermore, Sando and Rasic. During 2010, the Compensation Committee approved a new form of change in control agreement (the “New Change in Control Agreement”).

During 2010, Messrs. Kennedy, Piszel and Rasic entered into the New Change in Control Agreement. Mr. Kennedy’s New Change in Control Agreement became effective on December 31, 2010 in connection with the termination of his prior change in control agreement. In January 2011, Messrs. Nallathambi, Livermore and Sando entered into the New Change in Control Agreement with the Company, terminating and replacing their prior change in control agreements.

Under the New Change in Control Agreement, a “change in control” means any one of the following:

•	a merger or consolidation of the Company in which the Company’s stockholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company;

•

a change in the composition of the Company’s Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of the Company’s voting securities.

Under the New Change in Control Agreement, if the termination of the named executive officer’s employment occurs without cause or if the executive officer terminates his employment for good reason within the twenty-four month period following a change in control, the Company will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

•	the executive officer’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

•	between one and a half to three times the executive’s target annual cash bonus amount established for the fiscal year in which the termination occurs; and

•	between one and a half and three times the executive officer’s annual base salary in effect immediately prior to the date of termination.

In addition, subject to the executive officer’s continued payment of the same percentage of the applicable premiums as the executive officer was paying immediately prior to the date of termination or, if more favorable to the executive officer, at the time at which the change in control occurred, the Company will provide medical and dental coverage pursuant to COBRA for the executive officer (and if applicable, the executive officer’s dependents). To the extent that the executive officer cannot participate in the plans previously available, the Company will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

The New Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the “Total Payments”), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the executive is greater after giving effect to such reduction than if no such reduction had been made.

The New Change in Control Agreement has an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term an additional year.

For a description of the calculations and further explanation of the payments due to the named executive officers upon termination of employment and/or a change in control, see Potential Payments upon Termination or Change in Control beginning on page 66.

Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of long-term incentive grants to named executive officers and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PBRSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, the Company calculates the fair value of the option and takes that value into account as an expense over the vesting period, after adjusting for possible forfeitures. For PBRSUs, the Company calculates the fair value of the award upon grant, and adjusts the value to be expensed on a quarterly basis over the performance period based on expected award payouts, after adjusting for possible forfeitures.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain of the other most highly compensated executive officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs, PBRSUs and performance units granted to named executive officers have been structured in a manner intended to qualify under this exception for performance-based compensation. Other compensation may be subject to the $1 million deduction limit.

In 2010 the Committee used a performance unit arrangement for named executive officers designed to permit the Company to deduct for tax purposes under Section 162(m) of the Internal Revenue Code the entire amount of the cash portion of the annual incentive bonus awarded for 2010 performance. The arrangement involved the granting of performance units in an amount significantly exceeding the cash portion of the target bonus amount, followed by a reduction of the amount of performance units to eliminate the excess units when actual cash bonus amounts had been determined. The remaining units were then utilized to pay the cash portion of the annual incentive bonus in the amount determined by the Committee. On March 29, 2010, the Committee granted to each of the named executive officers performance units with cash value equal to twice the target amount of the 2010 target annual incentive bonus. These performance units, which were issued under the Company’s 2006 Plan, provided that they would not be payable unless the net income of the Company for 2010 was at least $50 million, excluding certain pre-determined items. The Committee determined that the Company met this target for 2010. Accordingly, the named executive officers earned their performance units for 2010, which the Committee subsequently converted into cash in the amount discussed in the Annual Incentive Bonus section above.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee on March 22, 2011 recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Compensation Committee

D. Van Skilling, Chairman

J. David Chatham

Christopher V. Greetham

Thomas C. O’Brien

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards(2)(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)		All Other Compensation ($)		Total ($)
Anand K. Nallathambi(7)	2010	$736,538	—		$2,062,463	$1,697,691	$893,625	—	(8)	$102,719	(9)	$5,493,036
President & Chief Executive Officer	2009	$700,000	—		$662,000	—	$490,000	$279,281		$20,841	(10)	$2,152,122

Parker S. Kennedy(11)	2010	$473,365	—		$1,079,104	—	$407,003	$145,581	(12)	$7,350	(13)	$2,112,403
Executive Chairman & Chairman of the Board and Former Chief Executive Officer	2009	$675,000	—		—	—	$1,308,242	$319,221		—		$2,302,463
	2008	$695,480	—		$64,998	—	—	—	(14)	$6,750	(15)	$767,228

Anthony S. Piszel(16)	2010	$609,616	$800,000	(17)	$2,066,826	$1,295,607	$774,475	—		$208,000	(18)	$5,754,524
Former Chief Financial Officer	2009	$451,924	$250,000	(19)	$499,980	—	$756,574	—		$350,000	(20)	$2,308,478

George S. Livermore(21)	2010	$459,615	—		$1,348,091	$789,275	$621,750	$24,458		$14,248	(22)	$3,257,437
Group Executive and Executive Vice President	2009	$350,000	—		$551,978	—	$669,740	$480,846		$6,211	(23)	$2,058,775

Barry M. Sando(24)	2010	$459,615	—		$1,363,803	$789,275	$492,375	$37,621		$12,887	(25)	$3,155,576
Group Executive and Executive Vice President	2009	$350,000	—		$523,031	—	$698,940	$330,879		$5,018	(23)	$1,097,868
	2008	$397,788	—		$802,784	—	$599,986	$252,951		$11,268	(26)	$2,064,777

Michael A. Rasic(27)	2010	$320,192	$225,000	(28)	$384,340	$268,051	$244,791	—		$6,923	(29)	$1,449,297
Senior Vice President, Finance and Accounting

(1)	For 2010, effective as of March 29, 2010, certain employees of the Company, including our named executive officers, received an annual salary increase. The adjusted salaries are as follows: (a) in the case of Mr. Nallathambi, an annual salary of $750,000, (b) in the case of Mr. Piszel, an annual salary of $650,000, (c) in the case of Mr. Livermore, an annual salary of $500,000, and (d) in the case of Mr. Sando, an annual salary of $500,000. Effective February 28, 2010, Mr. Rasic’s annual salary increased to $325,000. As of June 1, 2010, Mr. Kennedy’s salary decreased to $325,000 to reflect his transition from Chief Executive Officer to Executive Chairman.
(2)	Reflects the aggregate grant date fair value of stock awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. Amounts for 2008 for Mr. Kennedy include FADV RSU awards granted in connection with his service on the board of directors of FADV. Mr. Kennedy agreed to remit to the Company any after-tax benefit of such awards. The number reflected for Mr. Kennedy’s 2010 RSUs represents 50% of the underlying RSUs awarded in March 2010 under the 2006 Plan, which were subject to a performance measurement requiring the achievement of net income of $50 million for 2010. This award was fully vested in connection with Mr. Kennedy’s achievement of retirement age.
(3)	In connection with the Separation on June 1, 2010, all unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs.
(4)	Reflects the aggregate grant date fair value of stock option awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values.
(5)	Represents the cash portion of the annual incentive bonus that was paid through performance units under our 2006 Plan.
(6)	For 2010, the amounts reflect the change in the present value of the life annuity from the end of fiscal year 2009 to the end of fiscal year 2010 for the Pension Restoration Plan and, with respect to Messrs. Kennedy, Nallathambi, Livermore and Sando, the Executive Supplemental Benefit Plan. For 2009 and 2008, the amounts reflect the change in the present value of the life annuity from the end of the year preceding the applicable fiscal year to the end of the applicable fiscal year for both the qualified and non-qualified pension plans (which included the pension plan sponsored by the Company prior to the Separation which is now sponsored by FAFC after the Separation, the Pension Restoration Plan and, with respect to Messrs. Kennedy, Nallathambi, Livermore and Sando, the Executive Supplemental Benefit Plan). The amounts in the column do not include earnings under the Company’s deferred compensation plan as such earnings were neither above market nor preferential. See Pension Benefits table on page 62 for assumptions used in calculating these amounts.
(7)	Mr. Nallathambi was not a named executive officer of the Company in 2008. Accordingly, only information for 2009 and 2010 is presented.
(8)	For 2010, the actuarial present value of Mr. Nallathambi’s accumulated benefits under the Executive Supplemental Benefit Plan decreased by $173,361.

(9)	Represents amounts paid by the Company on behalf of Mr. Nallathambi as follows: (a) life insurance premiums of $903, (b) a car allowance of $9,000, (c) reimbursement of relocation expenses in the amount of $58,167 and tax gross-up payments of $19,649 on such amount and (d) a $15,000 relocation allowance.
(10)	Represents amounts paid by the Company on behalf of Mr. Nallathambi as follows: (a) life insurance premiums of $810, (b) contributions by FADV of $6,900 to Mr. Nallathambi’s account in FADV’s tax-qualified 401(k) savings plan, (c) use of Company residences valued at $2,331 and (d) a car allowance of $10,800.
(11)	Mr. Kennedy served as the Chief Executive Officer of FAC, our predecessor company, since 2003 and resigned effective June 1, 2010 in connection with the Separation. Mr. Kennedy became our Executive Chairman on June 1, 2010.
(12)	The pension benefit for Mr. Kennedy is shared equally between FAFC and the Company. The amounts included reflect only the portion attributed to the Company pursuant to benefits accrued by Mr. Kennedy under the Company’s Pension Restoration Plan and the Executive Supplemental Benefit Plan; therefore the change in pension value as of December 31, 2010 is based on the portion now attributed to the Company.
(13)	Represents $7,350 paid by the Company on behalf of Mr. Kennedy to Mr. Kennedy’s account in the Company’s tax-qualified 401(k) savings plan.
(14)	For 2008, the actuarial present value of Mr. Kennedy’s accumulated benefits under the Company’s Pension Plan, Pension Restoration Plan and Executive Supplemental Benefit Plan decreased by $258,042.
(15)	Represents $6,750 paid by the Company on behalf of Mr. Kennedy to Mr. Kennedy’s account in the Company’s tax-qualified 401(k) savings plan.
(16)	Mr. Piszel joined the Company on January 27, 2009, accordingly, only information for 2009 and 2010 is presented. Mr. Piszel resigned as the Company’s Chief Financial Officer on February 10, 2011.
(17)	Represents a one-time cash bonus paid by the Company to Mr. Piszel in recognition of his performance in connection with the Separation.
(18)	Represents $208,000 contributed by the Company on behalf of Mr. Piszel to the Company’s Deferred Compensation Plan, which was subsequently forfeited in connection with his resignation as Chief Financial Officer on February 10, 2011.
(19)	Represents a sign-on bonus paid by the Company to Mr. Piszel pursuant to the terms of Mr. Piszel’s employment agreement.
(20)	Represents amounts reimbursed by the Company to Mr. Piszel related to relocation expenses in the amount of $243,924 and tax gross-up payments of $106,076 on such amount.
(21)	Mr. Livermore was not a named executive officer of the Company in 2008. Accordingly, only information for 2009 and 2010 is presented.
(22)	Represents amounts paid by the Company on behalf of Mr. Livermore as follows: (a) life insurance premiums of $6,898 and (b) contributions of $7,350 to Mr. Livermore’s account in the Company’s tax-qualified 401(k) savings plan.
(23)	Represents amounts paid by the Company for life insurance premiums.
(24)	Mr. Sando was a named executive officer in 2008 and 2010. Accordingly, Mr. Sando’s compensation information for 2009 is also presented.
(25)	Represents amounts paid by the Company on behalf of Mr. Sando as follows: (a) life insurance premiums of $5,537 and (b) contributions of $7,350 to Mr. Sando’s account in the Company’s 401(k) savings plan.
(26)	Represents amounts paid by the Company on behalf of Mr. Sando as follows: (a) life insurance premiums of $4,518 and (b) contributions of $6,750 to Mr. Sando’s account in the Company’s tax-qualified 401(k) savings plan.
(27)	Mr. Rasic was not a named executive officer in 2009 or 2008. Accordingly, only information for 2010 is presented. In November 2010, the Company reported that Mr. Rasic intended to resign effective as of April 1, 2011. Mr. Rasic was designated as the Company’s principal financial officer in February 2011 in connection with Mr. Piszel’s resignation as the Company’s Chief Financial Officer effective February 10, 2011. Pending the selection of a new Chief Financial Officer, Mr. Rasic will remain at the Company through June 30, 2011.
(28)	Represents a one-time cash bonus paid by the Company to Mr. Rasic in recognition of his performance in connection with the Separation.
(29)	Represents contributions of $6,923 to Mr. Rasic’s account in the Company’s 401(k) savings plan.

Grants of Plan-Based Awards for 2010

The following table sets forth information concerning awards made to each of the named executive officers under the 2006 Plan during 2010.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards ($)(4)
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)(2)	Target (#)		Maximum (#)(2)
Anand K. Nallathambi
Performance Units	N/A	N/A	$468,750	$937,500		$1,875,000	—	—		—	—	—	—	—
RSUs	3/3/10	2/23/10	—	—		—	—	34,872	(5)	—	—	—	—	$637,472
PBRSUs	6/1/10	5/18/10	—	—		—	18,989	—		75,959	—	—	—	$1,424,991
Options	6/1/10	5/18/10	—	—		—	—	—		—	—	227,878	$18.76	$1,697,691

Parker S. Kennedy
Performance Units	N/A	N/A	—	$2,075,000	(6)	—	—	—		—	—	—	—	—
RSUs	3/3/10	2/23/10	—	—		—	—	35,782	(7)	—	—	—	—	$654,112
RSUs	3/3/10	2/23/10	—	—		—	—	23,248	(7)	—	—	—	—	$424,992
Options	N/A	N/A	—	—		—	—	—		—	—	—	—	—

Anthony S. Piszel
Performance Units	N/A	N/A	$406,250	$812,500		$1,625,000	—	—		—	—	—	—	—
RSUs	3/3/10	2/23/10	—	—		—	—	27,590	(5)	—	—	—	—	$504,352
RSUs	3/3/10	2/23/10	—	—		—	—	25,983	(5)	—	—	—	—	$474,976
PBRSUs	6/1/10	5/18/10	—	—		—	14,492	—		57,969	—	—	—	$1,087,498
Options	6/1/10	5/18/10	—	—		—	—	—		—	—	173,907	$18.76	$1,295,607

George S. Livermore
Performance Units	N/A	N/A	$250,000	$500,000		$1,000,000	—	—		—	—	—	—	—
RSUs	3/3/10	2/23/10	—	—		—	—	19,726	(5)	—	—	—	—	$360,608
RSUs	3/3/10	2/23/10	—	—		—	—	17,778	(5)	—	—	—	—	$324,992
PBRSUs	6/1/10	5/18/10	—	—		—	8,828	—		35,314	—	—	—	$662,491
Options	6/1/10	5/18/10	—	—		—	—	—		—	—	105,943	$18.76	$789,275

Barry M. Sando
Performance Units	N/A	N/A	$250,000	$500,000		$1,000,000	—	—		—	—	—	—	—
RSUs	3/3/10	2/23/10	—	—		—	—	20,586	(5)	—	—	—	—	$376,320
RSUs	3/3/10	2/23/10	—	—		—	—	17,778	(5)	—	—	—	—	$324,992
PBRSUs	6/1/10	5/18/10	—	—		—	8,828	—		35,314	—	—	—	$662,491
Options	6/1/10	5/18/10	—	—		—	—	—		—	—	105,943	$18.76	$789,275

Michael A. Rasic
Performance Units	N/A	N/A	$130,000	$260,000		$520,000	—	—		—	—	—	—	—
RSUs	3/22/10	2/23/10	—	—		—	—	5,662	(5)	—	—	—	—	$112,481
RSUs	3/22/10	2/23/10	—	—		—	—	2,359	(5)	—	—	—	—	$46,870
PBRSUs	6/1/10	5/18/10	—	—		—	2,998	—		11,993	—	—	—	$224,989
Options	6/1/10	5/18/10	—	—		—	—	—		—	—	35,980	$18.76	$268,051

(1)	The Company awards performance units under the 2006 Plan that represent a maximum cash bonus opportunity payable if specified performance measures are achieved. The amounts reflected above for these performance units represent the target, threshold and maximum amounts payable with respect to these performance units. At threshold performance level, 50% of the target bonus is payable; at target performance level, 100% of the target bonus is payable; and at superior performance level, 200% of the target bonus amount is payable. No bonus is earned for performance below the threshold amount. Total cash bonus is capped at 200% of target. For 2010, none of the awards was payable unless, as was the case, the adjusted net income of the Company for 2010 was at least $50 million. See Compensation Discussion and Analysis—Annual Incentive Bonus beginning on page 43. The amounts identified in the Non-Equity Incentive Plan Compensation column of the 2010 Summary Compensation Table for 2010 are the actual amounts paid under the plan.
(2)	The amounts shown reflect estimated payouts of shares of common stock underlying PBRSUs awarded in connection with the Separation. For 2011, the amounts shown in the column entitled “Threshold” reflect the payout of awards if the minimum adjusted EBITDA has been met, which is 25% of the amounts shown under the column “Maximum” and the amounts shown in the column “Maximum” reflects the maximum award if the maximum adjusted EBITDA amount is met and a minimum cumulative adjusted EBITDA of $1.2 billion is achieved during the 2011 calendar year. No amount is set forth in the column entitled “Target” as the Compensation Committee did not establish a “Target” performance measure for the PBRSUs. See Compensation Discussion and Analysis—Long-Term Incentives beginning on page 46 for additional information regarding these PBRSU awards.
(3)	Represents the number of shares of common stock underlying stock options awarded in connection with the Separation. These awards vest in three equal annual installments commencing on June 1, 2012.
(4)	These amounts represent the aggregate grant date fair values of each award determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values for stock options. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded.
(5)	The amounts shown reflect the estimated payouts of shares of common stock underlying RSUs awarded under the 2006 Plan which were subject to a performance measurement requiring the achievement of adjusted net income of $50 million for 2010. This performance measurement was achieved in 2010, however, the RSUs remain subject to time vesting restrictions. No threshold or maximum measurement was established for these awards. In connection with the Separation on June 1, 2010, all unvested RSUs granted to Company employees prior to the Separation were adjusted to preserve the intrinsic value of such unvested RSUs.

(6)	This amount represents Mr. Kennedy’s pre-Separation target award for 2010. No amounts are set forth in the columns entitled “Target” and “Maximum” as the Compensation Committee did not establish a “Target” or “Maximum” for Mr. Kennedy’s performance units. As of June 1, 2010, Mr. Kennedy was no longer eligible for an annual cash bonus. Mr. Kennedy’s bonus was based on 50% of the target pro-rated for the first five months of fiscal 2010 and adjusted based upon the Company’s financial performance as of December 31, 2010.
(7)	Represents 50% of the underlying RSUs awarded in March 2010 under the 2006 Plan which were subject to a performance measurement requiring the achievement of adjusted net income of $50 million for 2010. This award was fully vested in connection with Mr. Kennedy’s achievement of retirement age.

The 2010 Summary Compensation Table and Grants of Plan-Based Awards Table for 2010 should be read in conjunction with the preceding Compensation Discussion and Analysis which provides detailed information regarding our compensation philosophy and objectives. Additionally, please see below for a description of the employment agreements that have been entered into with certain of our named executive officers.

Employment Agreements

Mr. Nallathambi. On August 10, 2009, Mr. Nallathambi entered into an employment agreement with FADV, a former majority-owned publicly traded subsidiary of the Company. The agreement expires on December 31, 2011 and provides for an initial base salary of $700,000 per year, which has been increased at the discretion of the Committee, but may not be reduced except in connection with certain circumstances generally affecting similarly situated executives. The agreement further provides that if the Company terminates Mr. Nallathambi’s employment without cause or he quits for good reason, he is entitled to $1,050,000 payable over 24 months and COBRA coverage for 24 months at the cost applicable to active employees (subject to earlier termination if he becomes eligible for comparable coverage under another employer’s plan and certain alternative payments if COBRA coverage cannot be provided under the Company’s plans). These payments are contingent upon Mr. Nallathambi’s signing a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the agreement. He is also entitled to an additional $1,050,000 payable over 24 months if he complies with certain post-termination provisions in his employment agreement. No benefits are payable if Mr. Nallathambi decides voluntarily to terminate his employment with the Company or if he is terminated for cause. If Mr. Nallathambi’s employment relationship is terminated as a result of death or disability, Mr. Nallathambi or his estate will become entitled to a pro rata bonus for the year in which the termination occurs, determined based on actual performance for the year of termination.

Under the agreement, “cause” is defined to include (1) Mr. Nallathambi’s continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice to him of such failure, (2) dishonesty in the performance of his duties, (3) an act or acts on his part constituting, or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or a misdemeanor involving moral turpitude, (4) his willful malfeasance or willful misconduct in connection with his duties or any act or omission which is injurious to the financial condition or business reputation of the Company or (5) his breach of the restrictive covenants in his employment agreement. The provisions in Mr. Nallathambi’s employment agreement addressing termination in connection with a change of control have been superseded by the change in control agreement entered into with Mr. Nallathambi, the terms of which are set forth in Compensation Discussion and Analysis—Change in Control Agreements—New Change in Control Agreements with Messrs. Nallathambi, Kennedy, Piszel, Livermore, Sando and Rasic. “Good reason” is defined to include a base salary reduction (other than permitted as described above), a reduction in total annual compensation (including incentive compensation opportunities) to below $1.6 million, a substantial diminution in position, authority, or responsibilities (provided that a change in position, authority or responsibilities that results directly from the Company becoming a subsidiary or division of another entity or otherwise ceasing to be a publicly traded company shall not be considered “good reason”; except that (1) following a change in control as defined in the Company’s 2003 Incentive Compensation Plan or any other corporate transaction or reorganization pursuant to which the Company becomes a controlled, non-public subsidiary or division of another entity, if the Company becomes a direct or indirect subsidiary or division of an operating entity with the same or similar lines of business of the Company if Mr. Nallathambi is not provided a position, authority or responsibilities, substantially similar to his position, authority or responsibilities with the Company, with respect to the parent operating entity resulting from such transaction, this will constitute good reason or (2) subsequent to FADV’s becoming a wholly-owned subsidiary of the Company, such a diminution will not occur so long as his title, position, authority, and responsibilities are not reduced below those of an Executive Vice President of the Company), or any relocation of more than 50 miles from San Diego, California.

On June 9, 2010, Mr. Nallathambi entered into a letter agreement with the Company clarifying the operation of certain provisions of the employment agreement following the Separation. Under the terms of the letter agreement, “good reason” does not include the relocation of Mr. Nallathambi’s principal place of employment to the Santa Ana, California metropolitan area, or any change in his position, authority or responsibilities occurring as a result of, and in connection with, the Separation.

On January 1, 2011, the Company entered into a new form of change in control agreement with Mr. Nallathambi, the terms of which are set forth below in the section entitled New Change in Control Agreements with Messrs. Nallathambi, Kennedy, Piszel, Livermore, Sando and Rasic.

Mr. Piszel. On January 28, 2009, the Company hired Mr. Anthony Piszel as its chief financial officer. It was a condition to Mr. Piszel’s acceptance of the position that he receive an employment agreement substantially on the terms ultimately agreed to by Mr. Piszel and the Company, including the payment of severance during a specified period following a change in control of the Company. The Committee agreed to provide these benefits in order to recruit Mr. Piszel.

Pursuant to the terms of the agreement, which expired on January 26, 2011, Mr. Piszel received an initial annual salary of $500,000, which has been increased at the discretion of the Committee, and a target annual incentive bonus of $1 million, as determined pursuant to criteria established by the Committee, subject to a minimum of $500,000 for calendar year 2009 and a maximum of $1.5 million for each calendar year during the term. The 2009 annual incentive bonus was paid in a combination of cash and RSUs as determined by the Committee. The provisions in Mr. Piszel’s employment agreement addressing termination in connection with a change of control have been superseded by the change in control agreement entered into with Mr. Piszel, the terms of which are set forth in Compensation Discussion and Analysis—Change in Control Agreements—New Change in Control Agreements with Messrs. Nallathambi, Kennedy, Piszel, Livermore, Sando and Rasic. In the event of a termination without cause by the Company, or if Mr. Piszel terminated his employment during the thirty day period following the six month anniversary of a change in control of the Company, Mr. Piszel would have received an amount equal to his base salary for the remainder of the term and an amount equal to his annual performance bonus for 2009, if such termination occurred after such bonus was payable, or $1 million, if such termination occurred prior to such bonus being payable. Fifty percent of such severance amount would have been payable in twelve equal monthly installments during the year following termination and fifty percent would have been payable on the one year anniversary of the termination date. Mr. Piszel’s receipt of these amounts would be contingent on the Company’s receipt of a release from him as well as his compliance with certain post-termination covenants and confidentiality provisions contained within the agreement. Cause is defined in substantially the same manner as in Messrs. Livermore’s and Sando’s agreements, as described below.

Pursuant to the agreement, the Company issued to Mr. Piszel $500,000 in long-term incentive RSUs vesting in five equal installments over a period of five years. Mr. Piszel was also eligible to receive additional long-term incentive RSUs in such amount as determined by the Committee, subject to a minimum of $250,000 for calendar year 2009 and a maximum of $500,000 for each calendar year during the term, and subject to terms determined by the Committee that are substantially similar to those applicable to grants made to similarly situated executives.

Upon commencement of his employment, Mr. Piszel received a $250,000 cash bonus. If Mr. Piszel terminated his employment for any reason or if the Company terminated Mr. Piszel’s employment for cause, the entire amount of the cash bonus was recoverable by the Company if such termination occurred prior to the first anniversary of his employment and fifty percent was recoverable by the Company if such termination occurred between the first and second anniversaries of his employment. The Company also agreed to reimburse Mr. Piszel for up to $250,000 in relocation expenses, which in August 2009, was increased to $350,000 to include relocation expenses associated with his prior residence.

On June 1, 2010, Mr. Piszel was awarded a one-time cash bonus of $800,000 in recognition of his significant efforts in connection with the completion of the Separation.

As described in Compensation Discussion and Analysis—Change in Control Agreements—New Change in Control Agreements with Messrs. Nallathambi, Kennedy, Piszel, Livermore, Sando and Rasic, the Company entered into a new form of change in control agreement with Mr. Piszel on June 9, 2010, which supersedes the change in control terms in Mr. Piszel’s employment agreement described above.

Messrs. Livermore and Sando. In December 2008, the Company entered into employment agreements with Messrs. Livermore and Sando. The agreements, which expire on December 31, 2011, specify initial base salaries at the levels then in effect with respect to these executive officers. Base salaries have been increased since the execution of the employment agreements. Determinations regarding bonus amounts, long-term incentive awards and any increases in base salary remain at the discretion of the Committee. The agreements further provide that if the Company terminates the executive officer’s employment without cause, he is entitled to an amount representing twice the sum of the executive officer’s base salary and the second largest of the prior three years’ annual incentive bonuses. Half of this sum would be paid over the first year following termination in twelve equal monthly installments, and the other half would be paid at the end of this one-year period. The executive officer’s receipt of these amounts would be contingent on the Company’s receipt of a release from the executive officer as well as his compliance with certain post-termination covenants and confidentiality provisions contained within the agreement. In addition, if the executive officer’s employment is terminated without cause and the executive would otherwise, during the term of the agreement, have reached his “early retirement date” under the SERP, then the executive officer’s benefit under the plan will be deemed vested on his early retirement date notwithstanding the termination, provided that the executive’s “final average compensation” used to determine the amount of the benefit would be determined as of his actual termination date. No additional benefits are payable in the event that the executive voluntarily terminates or termination is on account of death, disability or for cause.

Under the agreements, “cause” is defined to include (1) embezzlement, theft or misappropriation by the executive officer of any Company property, (2) willful breach of any fiduciary duties owed the Company, (3) willful failure to comply with applicable rules and regulations, (4) gross incompetence in the performance of job duties, (5) commission of crimes involving moral turpitude, fraud, or misrepresentation, (6) the failure to perform duties consistent with a commercially reasonable standard of care, (7) refusal to perform job duties or reasonable directives from his superior or the Board of Directors and (8) any gross negligence or willful misconduct resulting in loss or damage to the reputation of the Company.

Outstanding Equity Awards at Fiscal Year-End for 2010

The following table shows outstanding equity awards of the Company held by the named executive officers as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested(3) (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anand K. Nallathambi	26,257		$10.97	12/13/2011
	17,504		$10.92	7/23/2012
	52,515		$13.06	2/27/2013
	35,009		$17.46	2/26/2014
	52,515		$20.88	2/28/2015
	203,059		$26.67	9/15/2015	(5)
	101,530		$26.36	2/22/2017	(5)
	50,765		$23.61	3/30/2017	(5)
		227,878	$18.76	5/31/2020	(6)
						35,082	(7)	$649,719
									75,959	(8)	$1,406,761

Parker S. Kennedy	35,010		$10.33	12/13/2011
	70,020		$13.06	2/27/2013
	70,020		$17.46	2/26/2014
	70,020		$20.88	2/28/2015
	70,021		$27.13	12/8/2015
						6,048	(9)	$112,009

Anthony S. Piszel		173,907	$18.76	5/31/2020	(6)
						32,645	(10)	$604,585
						53,892	(11)	$998,080
									57,969	(8)	$1,073,586

George S. Livermore	35,010		$26.20	8/26/2015
	17,504	4,377	$26.56	1/13/2016	(12)
		105,943	$18.76	5/31/2020	(6)
						9,755	(9)	$180,663
						23,678	(13)	$438,517
						36,039	(10)	$667,442
						37,729	(11)	$698,741
									35,314	(8)	$654,015

Barry M. Sando	87,525		$17.46	2/26/2014		11,692	(9)	$216,536
	87,525		$20.88	2/28/2015		25,798	(13)	$477,779
	87,526		$27.13	12/08/2015		34,150	(10)	$632,458
		105,943	$18.76	5/31/2020	(6)	38,593	(11)	$714,742
									35,314	(8)	$654,015

Michael A. Rasic		35,980	$18.76	5/31/2020	(6)
						3,262	(14)	$60,412
						8,132	(15)	$150,605
						8,069	(16)	$149,438
									11,993	(8)	$222,110

(1)	In connection with the Separation, on June 1, 2010, all outstanding stock option awards granted to Company employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the stock option awards.
(2)	The stock options disclosed in this table have a ten-year life. As of December 31, 2010 all stock options were fully vested with the exception of stock options granted on June 1, 2010 and on January 13, 2006. Options granted on June 1, 2010 vest in three equal annual installments on the second, third and fourth anniversaries of the grant date. Options granted on January 13, 2006 were fully vested on January 13, 2011.
(3)	In connection with the Separation, on June 1, 2010, all unvested RSUs granted to Company employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs.
(4)	Represents the value of unvested RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52.
(5)

These amounts represent stock options to purchase shares of the Company’s common stock arising from the conversion of FADV stock options that were previously issued to Mr. Nallathambi and that were converted in connection with the Company’s acquisition of the publicly traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV stock options immediately vested.
(6)	These stock options were granted on June 1, 2010 and vest in three equal annual installments on the second, third and fourth anniversary of the grant date.
(7)	These RSUs were granted on March 3, 2010 and vest in three equal annual installments on the first, second and third anniversaries of the grant date, subject to the achievement of adjusted net income of $50 million for 2010. The Company achieved the applicable performance measure for 2010; however, these RSUs remain subject to time vesting restrictions. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(8)	These PBRSUs were granted on June 1, 2010 and vest based upon the Company’s achievement of certain performance measures. The amount set forth in this column represents the estimated future award of PBRSUs assuming the maximum performance goals have been achieved. The PBRSUs will vest from 0% to 100% of target over a 5-year performance period depending on adjusted EBITDA per share results, as adjusted for certain predetermined items. See Compensation Discussion and Analysis—Long-Term Incentives for additional information regarding the performance measures of these PBRSUs.
(9)	These RSUs were granted on March 5, 2007 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share through June 1, 2010.
(10)	These RSUs were granted on March 4, 2009 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(11)	These RSUs were granted on March 3, 2010 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date, subject to the achievement of adjusted net income of $50 million for 2010. The Company achieved the applicable performance measure for 2010; however, these RSUs remain subject to time vesting restrictions. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(12)	These stock options were granted on January 13, 2006 and were fully vested as of January 13, 2011.
(13)	These RSUs were granted on March 4, 2008 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(14)	These RSUs were granted on March 20, 2008 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(15)	These RSUs were granted on March 20, 2009 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(16)	These RSUs were granted on March 22, 2010 and vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.

Option Exercises and Stock Vested for 2010

The following table sets forth information concerning value realized by each of the named executive officers upon exercise of stock options and vesting of stock during 2010.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Anand K. Nallathambi	—		—	—		—
Parker S. Kennedy	75,009	(3)	$718,089	80,310	(4)	$1,623,678
Anthony S. Piszel	—		—	4,630	(5)	$147,280
George S. Livermore	—		—	12,329	(5)	$392,571
Barry M. Sando	64,000	(6)	$787,470	13,010	(5)	$414,310
Michael A. Rasic	—		—	1,749	(5)	$60,813

(1)	Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.
(2)	Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the named executive officer.
(3)

Includes shares acquired pursuant to a 10b5-1 trading plan adopted on August 14, 2007 described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2007. The plan provides that each stock option held by Mr. Kennedy that is in-the-money after commissions will be exercised on a cashless basis between and including the fifteenth and first trading day preceding expiration. Represents the exercise of

(a) 40,000 stock options prior to the Separation pursuant to which Mr. Kennedy received shares of FAC common stock and (b) 35,009 stock options after the Separation pursuant to which Mr. Kennedy received shares of the Company’s common stock. The holders of FAC common stock as of May 26, 2010, received a distribution of shares of FAFC in connection with the completion of the Separation. Any shares of FAC common stock held by Mr. Kennedy as of May 26, 2010 participated in the distribution.

(4)	Includes 9,866 shares acquired in March 2010 prior to the Separation and 70,424 shares that vested during 2010 as a result of Mr. Kennedy reaching retirement age. The 70,424 shares will be distributed to Mr. Kennedy upon his retirement from the Company. As described in footnote 3 above, any shares of FAC common stock held by Mr. Kennedy as of May 26, 2010 participated in the distribution.
(5)	Represents shares of FAC common stock acquired prior to the Separation. As described in footnote 3 above, any shares of FAC common stock held by the named executive officers as of May 26, 2010 participated in the distribution.
(6)	Represents the exercise of 64,000 stock options pursuant to which Mr. Sando received shares of FAC common stock. As described in footnote 3 above, any shares of FAC common stock held by Mr. Sando as of May 26, 2010 participated in the distribution.

Pension Benefits for 2010

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the named executive officers, computed as of December 31, 2010. The amounts disclosed are based upon benefits provided to the named executive officers under the Company’s Pension Restoration Plan (“Pension Restoration Plan”) and the Company’s Executive Supplemental Benefit Plan (“Executive Supplemental Benefit Plan”). Benefit accruals were frozen under the Pension Restoration Plan as of April 30, 2008 and the Executive Supplemental Benefit Plan was frozen effective December 31, 2010. Prior to the Separation, the Company maintained a pension plan which was assumed by FAFC in connection with the Separation.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2)(3) ($)	Payments During Last Fiscal Year ($)
Anand K. Nallathambi(3)	Executive Supplemental Benefit Plan	19	$1,590,281	—
Parker S. Kennedy(4)	Pension Restoration Plan	34	$180,568	—
	Executive Supplemental Benefit Plan	34	$4,503,382	—
Anthony S. Piszel(5)	—	—	—	—
George S. Livermore	Executive Supplemental Benefit Plan	13	$1,535,105	—
Barry M. Sando	Executive Supplemental Benefit Plan	19	$2,300,585	—
	Pension Restoration Plan	18	$59,798	—
Michael A. Rasic(5)	—	—	—	—

(1)	Credited years of service for the Pension Restoration Plan and the Executive Supplemental Benefit Plan is the time between the participant’s deemed participation date under the plan and December 31, 2010.
(2)	The Pension Restoration Plan benefits generally accrue from the date of employment through the normal retirement age (as discussed below). The following assumptions were used for calculating present values: interest rate of 5.33%, pre- and post-retirement mortality per RP-2000M mortality tables for males and females, benefit is payable as a single life annuity.

Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 5.5%, pre- and post retirement mortality per RP-2000M mortality tables for annuitant for males and females, as applicable projected to 2011, benefit payable as a 50% joint and survivor annuity and spouse is assumed to be the same age as participant.

(3)	Mr. Nallathambi’s services includes time worked for CREDCO, Inc. which was acquired by the Company in 1995, resulting in an increase of $87,102 in the amount reflected in the column entitled Present Value of Accumulated Benefits.
(4)	The accrued benefit under the Supplemental Executive Benefit Plan for Mr. Kennedy was calculated using his vested benefit on October 31, 2007, the effective date of a plan amendment which entitled him to receive the greater of the benefit as calculated under the amended plan at normal retirement age (as defined in the plan) or what he would have otherwise received had he retired on October 31, 2007. Mr. Kennedy is the only named executive officer that is eligible for normal retirement benefits under the Executive Supplemental Benefit Plan and early retirement due to his age and meeting certain service requirements under the Pension Restoration Plan, as described further below.
(5)	Mr. Rasic and Mr. Piszel were not eligible to participate in the Pension Restoration Plan or the Executive Supplemental Plan during fiscal 2010.

Pension Restoration Plan

During 1996, the Company adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that were limited under the Company’s tax-qualified pension plan based on compensation in excess of the amount of compensation that may be considered under federal tax law limits for qualified plans. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that could not be paid from a qualified plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan generally occurs upon employment through “normal retirement age.” “Normal retirement age” is defined as the later of the employee’s attainment of age 65 or three years of service with the Company. The Pension Restoration Plan was effective as of January 1, 1994, but only covers selected employees who were participants in the tax-qualified pension plan formerly sponsored by the Company which was assumed by FAFC in connection with the Separation. The Pension Restoration Plan excludes pay earned after December 31, 2001. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

Effective January 1, 2009, to comply with Internal Revenue Code Section 409A, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant’s separation from service or six months following a participant’s separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. A participant with at least three years of service with the company may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant’s normal retirement date.

In connection with the Separation, the sponsorship of a portion of the Pension Restoration Plan and the liabilities under the plan were transferred to FAFC with respect to the accrued benefits for employees and former employees who were transferred to FAFC. The Company remains responsible for liabilities under the Pension Restoration Plan relating to the accrued benefits of employees who were not transferred to FAFC, which are now payable pursuant to the terms of the CoreLogic, Inc. Pension Restoration Plan, the successor plan to the original Pension Restoration Plan. The new plan is intended to govern the benefits payable to participants under the plan as of June 1, 2010 and is not intended to grant additional benefits to the participants in excess of their benefits accrued under the original Pension Restoration Plan.

Executive Supplemental Benefit Plan

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as annual incentive bonus RSUs, as described above).

Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of the Company or one of its subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change in control” (as defined in the plan) of the Company, a participant who retires after the change in control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with the Company, either during their employment with or following their departure from the Company, forfeit their right to receive any vested benefits under the plan. Competition includes the misappropriation, sale, use or disclosure of the Company’s trade secrets, confidential or proprietary information and solicitation of Company customers.

To reduce the costs of the plan to the Company, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with the Company and the date on which the participant was covered, in combination, by the plan or FAC Management Supplemental Benefit Plan for five years; (ii) changed the period over which “final average compensation” is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change in control that is not approved by the Company’s incumbent Board. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.

In connection with the Separation, the Company transferred sponsorship and administration of a portion of the Executive Supplemental Benefit Plan to FAFC. As part of this transfer, FAFC assumed the liabilities under the portion of the plan covering employees and former employees who were transferred to FAFC. Following the Separation, the Company remained responsible for the liabilities under the portion of the Executive Supplemental Benefit Plan relating to the Company’s employees and former employees who were not transferred to FAFC. The Company maintains the CoreLogic, Inc. Executive Supplemental Benefit Plan as the successor to the original Executive Supplemental Benefit Plan in satisfaction of its liabilities to such employees who were participants and accrued benefits under the Executive Supplemental Benefit Plan, but were not transferred to FAFC. The CoreLogic, Inc. Executive Supplemental Benefit Plan is intended to provide future benefits for the Company’s employees on and after June 1, 2010 and is intended to govern the benefits payable to such employees both before and after June 1, 2010.

Effective December 31, 2010, the CoreLogic, Inc. Executive Supplemental Benefit Plan was frozen and amended, among other things, to: (i) close the Plan to new participants; (ii) freeze the average salary calculation as of December 31, 2010 (compensation after December 31, 2010 will not be taken into consideration in calculating benefits); (iii) amend the amount and form of the pre-retirement death benefit to provide for payment to a participant’s designated beneficiary in an amount equal to the survivor portion of a 50% joint and survivor annuity for the life of the beneficiary, or if the participant’s beneficiary is someone other than the participant’s spouse or domestic partner, for a maximum of twenty years and (iv) apply a proration factor to the benefit amount payable, the numerator of which is a participant’s service at December 31, 2010 and the denominator of which is the participant’s service that would have accrued as of his or her early retirement date if the participant was not early retirement eligible as of December 31, 2010.

In addition to the amendments described above, the change of control provisions were amended to provide that participants will become 100% vested in all plan benefits upon an involuntary separation from service without good cause following a change of control. Prior to the amendment, participants became 100% vested in all plan benefits upon a change of control, regardless of whether they incurred a separation of service for any reason. Furthermore, the retirement income benefit provided to participants and commencing upon a separation from service following a change of control on the same basis as though they had attained normal retirement age is limited to participants who experience an involuntary separation from service without good cause following a change of control.

As of December 31, 2010, fourteen active employees, including Messrs. Nallathambi, Kennedy, Livermore and Sando have been selected to participate in the plan and the plan is closed to any new participants. The plan is unfunded and unsecured. The Company has previously purchased insurance, of which the Company is the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of the Company’s costs incurred with respect to the plan.

Nonqualified Deferred Compensation for 2010

As reflected in the following table, certain of the Company’s named executive officers have elected to participate in the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”):

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Anand K. Nallathambi	$73,654	—		$79,336	—	$634,173	(3)
Parker S. Kennedy	—	—		—	—	—
Anthony S. Piszel	—	$208,000	(4)	—	—	$208,000	(4)
George S. Livermore	$45,962	—		$58,819	—	$495,716	(5)
Barry M. Sando	$5,000	—		$52,888	—	$445,103	(6)
Michael A. Rasic	—	—		—	—	—

(1)	All contributions presented are reported in the 2010 Summary Compensation Table under “Salary” for 2010.

(2)	Represents earnings or losses on participant-selected investment options. None of the amounts is reflected in the 2010 Summary Compensation Table because the return on deferred amounts is calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.
(3)	Mr. Nallathambi elected to defer $72,692 representing a portion of his salary for 2009 into the Company’s Deferred Compensation Plan. This amount is reported in the “Salary” column for 2009 in the 2010 Summary Compensation Table.
(4)	The Company contributed $208,000 on behalf of Mr. Piszel into the Company’s Deferred Compensation Plan, which amount was subsequently forfeited in connection with his resignation from the Company effective as of February 10, 2011.
(5)	Mr. Livermore elected to defer $36,346 representing a portion of his salary for 2009 into the Company’s Deferred Compensation Plan. This amount was reported in the “Salary” column for 2009 in the 2010 Summary Compensation Table.
(6)	Mr. Sando elected to defer $5,880, $7,500, $22,600, $34,050 and $33,600 representing a portion of his salary for 2009, 2008, 2007, 2006 and 2003, respectively, into the Company’s Deferred Compensation Plan. The amount deferred in 2009 is reported in the 2010 Summary Compensation Table. The other amounts were previously reported in the “Salary” column in the Summary Compensation Table for 2008, 2007, 2006 and 2003, respectively.

The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. The Administrative Benefits Plan Committee, comprised of certain Company employees, was appointed by the Board to administer the plan. The Company maintains a deferral account for each participating employee on a fully vested basis for all employee deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. The Company pays a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

The Deferred Compensation Plan was amended in 2010 to provide for Company contributions to the plan. The amount of the Company contributions made to participant accounts is determined based on the amount of discretionary matching contributions that would be made under the CoreLogic, Inc. 401(k) Savings Plan if the participants’ deferrals under the Deferred Compensation Plan were instead made under the CoreLogic, Inc. 401(k) Savings Plan, but without regard to the statutory limits that apply to the benefits that may be provided under the CoreLogic, Inc. 401(k) Savings Plan. In addition, the Company may make additional contributions to the Plan that vest five years following contribution. For 2010, the Company made such a contribution on behalf of Mr. Piszel. This contribution was forfeited in connection with Mr. Piszel’s resignation as the Company’s Chief Financial Officer on February 10, 2011.

Potential Payments upon Termination or Change in Control

The following tables describe payments and other benefits that would be provided to the Company’s named executive officers under the specified circumstances upon a change in control of the Company or their termination, assuming a termination or change in control occurred on December 31, 2010. In connection with the Separation all outstanding stock options and unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs. The information in the following tables reflects this adjustment. For further discussion, see Compensation Discussion and Analysis—Change in Control Agreements beginning on page 50.

Anand K. Nallathambi

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination	With Termination for Good Reason/without Cause		Death		Disability
Compensation:
Severance	—	—	$2,100,000	(2)	—	$5,062,500	(3)	—		—
Bonus	—	—	—		—	$937,500	(4)	$937,500	(5)	$937,500	(5)
Long-Term Incentives Accelerated Vesting of Stock Options (6)	—	—	—		—	—		—		—
Accelerated Vesting of RSUs(7)(8)	—	—	$649,719		$649,719	$649,719		$649,719		$649,719
Accelerated Vesting of PBRSUs(9)(10)	—	—	—		$1,406,761	$1,406,761		$1,406,761		$1,406,761
Deferred Compensation Plan	$634,173	$634,173	$634,173		$634,173	$634,173		$634,173		$634,173
Benefits & Perquisites
Enhanced Executive Supplemental Benefit Plan(11)	—	—	—		—	$4,939,966	(12)	$987,767	(13)	$1,949,585	(14)
Benefit Continuation	—	—	$22,710	(15)	—	$34,065	(16)	—		—

Total	$634,173	$634,173	$3,406,602		$2,690,653	$13,644,684		$4,615,920		$5,557,738

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Nallathambi in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)	Consists of (A) an aggregate severance payment of $1,050,000, payable in equal installments, in accordance with the Company’s normal payroll practices as in effect on the date of termination, until 24 months after the date of the termination and (B) a payment of $1,050,000, payable in equal installments, in accordance with the Company’s normal payroll practices, as in effect on the date of termination, until the earlier to occur of 24 months after the date of termination or Mr. Nallathambi’s failure to comply with certain post-termination covenants set forth in his employment agreement.
(3)	Represents three times Mr. Nallathambi’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Nallathambi’s target annual cash bonus established for fiscal year 2010.
(4)	Represents the pro rata portion of Mr. Nallathambi’s target annual cash bonus for the year of termination. Mr. Nallathambi’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2010, which was determined to be $937,500.
(5)	Pursuant to the terms of Mr. Nallathambi’s employment agreement this amount represents the pro rata portion of Mr. Nallathambi’s annual bonus for the year of termination due to his death or disability as of December 31, 2010.
(6)	The Company’s 1996 Option Plan and 2006 Plan and related agreements to each plan provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Nallathambi held a total of 635,747 stock options which had an exercise price of greater than $18.52, the closing stock price on December 31, 2010. No value is attributed to these accelerated stock options in the table above because all of Mr. Nallathambi’s unvested stock options had an exercise price of greater than $18.52 per share.
(7)	The Company’s 2006 Plan and related agreements provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination.
(8)	Represents the value after acceleration of all outstanding unvested RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52.
(9)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 31, 2010 of $18.52.
(10)	Except for a change in control that has been approved by the Company’s Board prior to the occurrence of such change in control, the Company’s 2006 Plan and related agreements provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, normal retirement, death or disability, subject to attainment of the performance measures.
(11)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrued to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.
(12)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.5%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Nallathambi becomes 100% vested in the benefit in the amount Mr. Nallathambi would have been entitled to receive in accordance with the provision of plan in effect on the date of the change of control.
(13)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.
(14)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.5% deferred to the earliest retirement age.
(15)	Represents the cost of COBRA coverage for 24 months after the date in which the termination occurs at the cost applicable to active employees (subject to earlier termination of Mr. Nallathambi’s becomes eligible for comparable coverage under another employer’s plan and certain alternative payments if COBRA coverage cannot be provided under the Company’s plans in effect on the date of termination).
(16)	Represents the cost of continued health and welfare benefits for 36 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Parker S. Kennedy

Potential Payments upon Termination or Change in Control

			Involuntary Termination				Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Termination(2)		For Cause		Without Cause/ Good Reason		Without Termination	With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	—		—		—		—	$975,000	(3)	—		—
Long-Term Incentives Accelerated Vesting of Stock Options(4)	—		—		—		—	—		—		—
Accelerated Vesting of RSUs(5)	$1,422,836		—		$1,422,836		$1,422,836	$1,422,836		$1,422,836		$1,422,836
Benefits & Perquisites
Vested Pension Restoration Plan	$186,417		$186,417		$186,417		—	$186,417		$94,221		$186,417
Enhanced Executive Supplemental Benefit Plan(6)	—		—		—		—	—	(7)	—	(8)	—
Vested Executive Supplemental Benefit Plan	$4,503,382	(9)	$4,503,382	(9)	$4,503,382	(9)	—	$4,503,382	(9)	$2,170,404	(9)	$4,503,382	(9)
Benefit Continuation	—		—		—		—	$29,832	(10)	—		—

Total	$6,112,635		$4,689,799		$6,112,635		$1,422,836	$7,117,467		$3,687,461		$6,112,635

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Kennedy in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)	Voluntary termination would qualify as early retirement under the Executive Supplemental Benefit Plan. Under the plan, early retirement is defined as retirement at age 55 and satisfaction of the other vesting requirements.
(3)	Represents an amount equal to three times Mr. Kennedy’s base salary from the Company in effect immediately prior to the date of termination and three times Mr. Kennedy’s target annual cash bonus. Effective as of the Separation, on June 1, 2010, Mr. Kennedy’s compensation was revised such that Mr. Kennedy is no longer entitled to an annual incentive bonus.
(4)	The Company’s 1996 Option Plan and 2006 Plan and related agreements to each plan provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. As of December 31, 2010, all stock options granted to Mr. Kennedy were fully vested.
(5)	The Company’s 2006 Plan and related agreements provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination. Represents the value of all outstanding unvested RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52.
(6)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.
(7)	As of December 31, 2010, Mr. Kennedy had fully vested benefits under the Executive Supplemental Benefit Plan and had reached the normal retirement age under the plan. As Mr. Kennedy already had fully vested benefits under the Executive Supplemental Benefit Plan, no amounts would be accelerated upon a change in control. Additionally, payments pursuant to the Executive Supplemental Benefit Plan do not commence until Mr. Kennedy’s employment terminates. Mr. Kennedy’s benefit at retirement as of December 31, 2010 exceeded his benefit upon a change in control as of the same date and therefore the benefit represented under the “With Termination for Good Reason/without Cause” column is zero.
(8)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter. Mr. Kennedy’s death benefit would be less than his current vested benefit and therefore the benefit reported is zero.
(9)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.5%.
(10)	Represents the cost of continued health care benefits for 36 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Anthony S. Piszel*

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason		Without Termination	With Termination for Good Reason/ without Cause		Death	Disability
Compensation:
Severance	—	—	$1,305,956	(2)	—	$4,387,500	(3)	—	—
Bonus	—	—	—		—	$812,500	(4)	—	—
Long-Term Incentives Accelerated Vesting of Stock Options(5)	—	—	—		—	—		—	—
Accelerated Vesting of RSUs(6)	—	—	$514,004		$1,602,665	$1,602,665		$1,602,665	$1,602,665
Accelerated Vesting of PBRSUs(7)	—	—	—		$1,073,586	$1,073,586		$1,073,586	$1,073,586
Deferred Compensation Plan(8)	—	—	—		—	$208,000		$208,000	$208,000
Benefits & Perquisites
Benefit Continuation	—	—	—		—	$34,065	(9)	—	—

Total	—	—	$1,819,960		$2,676,251	$8,118,316		$2,884,251	$2,884,251

*	Mr. Piszel resigned as the Company’s Chief Financial Officer effective as of February 10, 2011. See Compensation and Discussion Analysis—Employment Agreements and Severance Arrangements for additional disclosure related to actual payments received by Mr. Piszel in connection with his resignation.
(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Piszel in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)	Represents an amount equal to (A) the base salary in effect immediately prior to the date of termination which would have been payable under the term of Mr. Piszel’s employment agreement and (B) the annual performance bonus Mr. Piszel received for fiscal 2009. The provisions in Mr. Piszel’s employment agreement related to payments in connection with a change in control have been superseded by the change in control agreement entered into with Mr. Piszel during June of 2010.
(3)	Represents three times Mr. Piszel’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Piszel’s target annual cash bonus amount established for the fiscal year 2010.
(4)	Represents the pro rata portion of Mr. Piszel’s target annual cash bonus for the year of termination. Mr. Piszel’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2010 which was determined to be $812,500.
(5)	The Company’s 2006 Plan and related agreements to the plan provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Piszel held a total of 173,907 stock options which had an exercise price of greater than $18.52, the closing stock price on December 31, 2010. No value is attributed to these accelerated stock options in the table above because all of Mr. Piszel’s unvested stock options had an exercise price of greater than $18.52 per share.
(6)	The Company’s 2006 Plan and related agreements provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested annual incentive bonus RSUs vest one year after termination. Represents the value after acceleration of all outstanding unvested RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52.
(7)	Except for a change in control that has been approved by the Company’s Board prior to the occurrence of such change in control, the Company’s 2006 Plan and related agreements provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures. Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 31, 2010 of $18.52.
(8)	Amounts in Deferred Compensation Plan were subsequently forfeited in connection with Mr. Piszel’s resignation on February 10, 2011.
(9)	Represents the cost of continued health and welfare benefits for 36 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

George S. Livermore

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	—	—	$3,011,426	(2)	—	$3,000,000	(3)	—		—
Bonus	—	—	—		—	$500,000	(4)	—		—
Long-Term Incentives Accelerated Vesting of Stock Options(5)	—	—	—		—	—		—		—
Accelerated Vesting of RSUs(6)	—	—	$1,222,190		$1,985,363	$1,985,363		$1,985,363		$1,985,363
Accelerated Vesting of PBRSUs(7)	—	—	—		$654,015	$654,015		$654,015		$654,015
Deferred Compensation Plan	$495,716	$495,716	$495,716		$495,716	$495,716		$495,716		$495,716
Benefits & Perquisites
Enhanced Executive Supplemental Benefit Plan(8)	—	—	—		—	$4,731,255	(9)	$1,008,101	(10)	$1,989,719	(11)
Benefit Continuation	—	—	—		—	$34,065	(12)	—		—

Total	$495,716	$495,716	$4,729,332		$3,135,094	$11,400,414		$4,143,195		$5,124,813

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Livermore in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)	Consists of severance payments which are equal to twice the sum of Mr. Livermore’s base salary and the second largest annual incentive bonus of the three years prior to the termination date, half of which would be payable over the first year following termination in twelve equal monthly installments and the other half of which would be payable at the end of this one-year period.
(3)	Represents three times Mr. Livermore’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Livermore’s target annual cash bonus established for fiscal year 2010.
(4)	Represents the pro rata portion of Mr. Livermore’s target annual cash bonus for the year of termination. Mr. Livermore’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2010 which was determined to be $500,000.
(5)	The Company’s 1996 Option Plan and 2006 Plan and related agreements to each plan provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Livermore held a total of 162,834 stock options which had an exercise price of greater than $18.52, the closing stock price on December 31, 2010. No value is attributed to these accelerated stock options in the table above because all of Mr. Livermore’s unvested stock options had an exercise price greater than $18.52 per share.
(6)	Represents the value after acceleration of all outstanding RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52. The Company’s 2006 Plan and related agreements provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination.
(7)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 31, 2010 of $18.52. Except for a change in control that has been approved by the Company’s Board prior to the occurrence of such change in control, the Company’s 2006 Plan and related agreements provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.
(8)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.
(9)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.5%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Livermore becomes 100% vested in the benefit in the amount Mr. Livermore would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.
(10)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.
(11)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.5% deferred to the earliest retirement age.
(12)	Represents the cost of continued health care benefits for 36 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Barry M. Sando

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ without Cause		Death		Disability
Compensation:
Severance	—	—	$2,846,068	(2)	—	$3,000,000	(3)	—		—
Bonus	—	—	—		—	$500,000	(4)	—		—
Long-Term Incentives Accelerated Vesting of Stock Options (5)	—	—	—		—	—		—		—
Accelerated Vesting of RSUs(6)	—	—	$1,218,820		$2,041,515	$2,041,515		$2,041,515		$2,041,515
Accelerated Vesting of PBRSUs(7)	—	—	—		$654,015	$654,015		$654,015		$654,015
Deferred Compensation Plan	$445,103	$445,103	$445,103		$445,103	$445,103		$445,103		$445,103
Benefits & Perquisites
Vested Pension Restoration Plan	$59,798	$59,798	$59,798		—	$59,798		$33,407		$59,798
Enhanced Executive Supplemental Benefit Plan(8)	—	—	—		—	$5,823,605	(9)	$1,323,064	(10)	$2,611,370	(11)
Benefit Continuation	—	—	—		—	$34,065	(12)	—		—

Total	$504,901	$504,901	$4,569,789		$3,140,633	$12,558,101		$4,497,104		$5,811,801

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Sando in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)	Consists of severance payments which are equal to twice the sum of Mr. Sando’s base salary and the second largest annual incentive bonus of the three years prior to the termination date, half of which would be payable over the first year following termination in twelve equal monthly installments and the other half of which would be payable at the end of this one-year period.
(3)	Represents three times Mr. Sando’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Sando’s target annual cash bonus established for fiscal year 2010.
(4)	Represents the pro rata portion of Mr. Sando’s target annual cash bonus for the year of termination. Mr. Sando’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2010 which was determined to be $500,000.
(5)	The Company’s 1996 Option Plan and 2006 Plan and related agreements to each plan provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Sando held a total of 280,994 stock options which had an exercise price of greater than $18.52, the closing stock price on December 31, 2010. No value is attributed to these accelerated stock options in the table above because all of Mr. Sando’s unvested stock options had an exercise price greater than $18.52 per share.
(6)	Represents the value after acceleration of all outstanding RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52. The Company’s 2006 Plan and related agreements provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination.
(7)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 31, 2010 of $18.52. Except for a change in control that has been approved by the Company’s Board prior to the occurrence of such change in control, the Company’s 2006 Plan and related agreements provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.
(8)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.
(9)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 5.5%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Sando becomes 100% vested in the benefit in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.
(10)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.
(11)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 5.5% deferred to the earliest retirement age.
(12)	Represents the cost of continued health care benefits for 36 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Michael A. Rasic*

Potential Payments upon Termination or Change in Control

		Involuntary Termination		Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/ Good Reason	Without Termination	With Termination for Good Reason/ without Cause		Death	Disability
Compensation:
Severance	—	—	—	—	$1,170,000	(2)	—	—
Bonus	—	—	—	—	$260,000	(3)	—	—
Long-Term Incentives Accelerated Vesting of Stock Options (4)	—	—	—	—	—		—	—
Accelerated Vesting of RSUs(5)	—	—	$200,016	$360,455	$360,455		$360,455	$360,455
Accelerated Vesting of PBRSUs(6)	—	—	—	$222,110	$222,110		$222,110	$222,110
Benefits & Perquisites
Benefit Continuation	—	—	—	—	$22,710	(7)	—	—

Total	—	—	$200,016	$582,565	$2,035,275		$582,565	$582,565

*	In November 2010, the Company reported that Mr. Rasic intended to resign effective as of April 1, 2011. In connection with Mr. Rasic’s designation as the Company’s principal financial officer and pending the selection of a new Chief Financial Officer, Mr. Rasic will remain at the Company through June 30, 2011.
(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Rasic in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(2)	Represents two times Mr. Rasic’s salary in effect immediately prior to the date of termination by the Company and two times Mr. Rasic’s target annual cash bonus established for fiscal year 2010.
(3)	Represents the pro rata portion of Mr. Rasic’s target annual cash bonus for the year of termination. Mr. Rasic’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2010 which was determined to be $260,000.
(4)	The Company’s 2006 Plan and related agreements to the plan provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Rasic held a total of 35,980 stock options which had an exercise price of greater than $18.52, the closing stock price on December 31, 2010. No value is attributed to these accelerated stock options in the table above because all of Mr. Rasic’s unvested stock options had an exercise price of greater than $18.52 per share.
(5)	Represents the value after acceleration of all outstanding RSUs based on the Company’s closing stock price on December 31, 2010 of $18.52. The Company’s 2006 Plan and related agreements provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested annual incentive bonus RSUs vest one year after termination.
(6)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 31, 2010 of $18.52. Except for a change in control that has been approved by the Company’s Board prior to the occurrence of such change in control, the Company’s 2006 Plan and related agreements provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, normal retirement, death or disability, subject to attainment of the performance measures.
(7)	Represents the cost of continued health care benefits for 24 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

In connection with Mr. Rasic’s resignation in June of 2011, the Company has agreed to provide Mr. Rasic with a lump sum severance payment in the amount of $325,000 (equivalent to Mr. Rasic’s annual base salary) and a six month completion bonus in the amount of $130,000, subject to certain performance conditions. Additionally, the Company has agreed to accelerate Mr. Rasic’s bonus RSUs which consists of the vesting of 10,800 bonus RSUs, pay for career transition services in amount not to exceed $14,000 and provide Mr. Rasic reimbursement of COBRA premiums for the 12 month period following Mr. Rasic’s resignation. The payment of the amounts set forth above and acceleration of Mr. Rasic’s bonus RSUs are contingent upon Mr. Rasic’s execution of a Separation and General Release Agreement.

Director Compensation for 2010

The following table sets forth certain information concerning the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Hon. George L. Argyros(1)	$26,106	$55,392	—	$81,498
Bruce S. Bennett(1)	$34,106	$55,392	—	$89,498
Matthew B. Botein	$78,600	$55,392	—	$133,992
J. David Chatham	$130,805	$55,392	—	$186,197
Glenn C. Christenson(1)	$46,106	$55,392	—	$101,498
Hon. William G. Davis(1)	$50,243	$55,392	—	$105,635
James L. Doti(1)	$30,106	$55,392	—	$85,498
Lewis W. Douglas, Jr.(1)	$52,311	$55,392	—	$107,703
Christopher V. Greetham	$98,600	$55,392	—	$153,992
Thomas C. O’Brien	$102,600	$55,392	—	$157,992
Frank E. O’Bryan(1)	$30,106	$55,392	—	$85,498
John W. Peace(3)	$24,239	$55,392	—	$79,631
D. Van Skilling	$152,395	$55,392	—	$207,787
Herbert B. Tasker(1)	$40,106	$55,392	—	$95,498
Virginia M. Ueberroth(1)	$28,106	$55,392	—	$83,498
David F. Walker(4)	$61,016	$34,595	—	$95,611
Mary Lee Widener	$70,600	$55,392	—	$125,992

(1)	Effective as of the Separation, Hon. George L. Argyros, Bruce C. Bennett, Glenn C. Christenson, Hon. William G. Davis, James L. Doti, Lewis W. Douglas, Frank E. O’Bryan, Herbert B. Tasker and Virginia M. Ueberroth resigned as directors of the Company. Fees reflect the amount earned by each of Messrs. Argyros, Bennett, Christenson, Davis, Doti, Douglas, O’Bryan and Tasker and Ms. Ueberroth for their service as a member of the Board from January 1, 2010 through May 31, 2010. Concurrent with the Separation, FAFC agreed to pay the fees owed to each of Messrs. Argyros, Bennett, Christenson, Davis, Doti, Douglas, O’Bryan and Tasker and Ms. Ueberroth for their service as a member of the Board during this period.
(2)	The amounts shown reflect the aggregate grant date fair value of stock awards granted in 2010, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation granted in 2010. We value the RSUs as of the grant date by multiplying the closing price of our common stock on the date by that number of RSUs awarded. The stock awards were granted to each director on March 3, 2010, other than Mr. Walker’s award which was granted on June 21, 2010. In connection with the Separation on June 1, 2010, all unvested RSUs granted to Company employees and continuing non-employee directors prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs. Effective as of the Separation, unvested RSUs held my Messrs. Argyros, Bennett, Christenson, Davis, Doti, Douglas, O’Bryan and Tasker and Ms. Ueberroth were converted to RSUs payable in FAFC shares.
(3)	John W. Peace resigned from the Board on June 1, 2010.
(4)	David F. Walker was appointed to the Board on May 18, 2010.

The aggregate numbers of stock options and RSUs of the Company held by each non-employee director as of December 31, 2010 were as follows. Effective as of the Separation, unvested RSUs held my Messrs. Argyros, Bennett, Christenson, Davis, Doti, Douglas, O’Bryan and Tasker and Ms. Ueberroth were converted to RSUs payable in FAFC shares.

Name	Stock Options (#)	Restricted Stock Units (#)
Hon. George L. Argyros	—	—
Bruce S. Bennett	—	—
Matthew Botein	—	3,733
J. David Chatham	8,752	7,140
Glenn C. Christenson	—	—
Hon. William G. Davis	—	—
James L. Doti	—	—
Lewis W. Douglas, Jr.	—	—
Christopher V. Greetham	—	7,140
Thomas C. O’Brien	—	7,140
Frank E. O’Bryan	—	—
John W. Peace	—	—
D. Van Skilling	8,752	7,140
Herbert B. Tasker	—	—
Virginia M. Ueberroth	—	—
David F. Walker	—	1,905
Mary Lee Widener	—	7,140

Options listed for Messrs. Chatham and Skilling include stock options to purchase shares of the Company’s common stock arising from the conversion of FADV stock options that were previously issued to Messrs. Chatham and Skilling for service on the FADV board of directors and that were converted in connection with the Company’s acquisition of the publicly traded shares of FADV.

For 2010 the compensation of non-employee directors consisted of several components. The Board determined in December 2009 that (1) the annual cash retainer for 2010 for each non-employee director would be $48,600 and (2) the annual 2010 RSU award granted to each director would have a net present value of $55,400. The fee paid for attending each Board and committee meeting was $2,000. The annual compensation of the chair of the Audit Committee was $25,000, the annual compensation for the chair of the Compensation Committee was $15,000 and the annual compensation for the chair of the Nominating and Corporate Governance Committee was $10,000. The lead independent director of the Company received $15,000. Directors were also eligible to receive additional compensation for serving on the board of directors of certain of the Company’s subsidiaries. None of the Company’s directors received compensation for serving on the board of directors of any of the Company’s subsidiaries.

On March 3, 2010 the Company granted to each non-management director an RSU award with a value of $55,400, which vests over three years, subject to accelerated vesting at retirement for any director with at least ten years of cumulative service on the Board. On June 11, 2010, the Board approved an RSU award for Mr. Walker in the amount of $34,606, which amount represents his pro rata portion of the $55,400 annual RSU grant based on the date on which he was appointed to the Board.

In December 2010, the Compensation Committee of the Board reviewed and revised certain components of the compensation paid to non-employee directors. For 2011 the Board determined that each non-employee director: (1) will receive an annual cash retainer of $60,000 and (2) an RSU award with a value of $110,000. The Compensation Committee of the Board eliminated board and committee meeting fees, except that each non-employee director will receive a fee of $2,000 for each meeting attended in excess of eight meetings for the Board, the Audit Committee and the Compensation Committee and in excess of four meetings for the Nominating and Corporate Governance Committee and the Acquisition Committee. The annual compensation for the chair of the Audit Committee remained $25,000, the annual compensation for the chair of the Compensation Committee was increased to $20,000 and the annual compensation for the chair of the Nominating and Corporate Governance Committee remained $10,000. Each member of the Audit Committee and the Compensation Committee, including the committee chair, will receive an annual retainer of $10,000. The members of the Nominating and Corporate Governance Committee and the Acquisition Committee, including the committee chair, will receive an annual retainer of $5,000. However, Parker S. Kennedy, in his capacity as committee chair of the Acquisition Committee, did not receive an annual retainer. The lead independent director of the Company will continue to receive an annual retainer of $15,000.

The Board has established a stock ownership guideline for directors whereby directors are expected to own at least five times their annual cash retainer in Company common stock. Shares owned directly by the director, restricted stock, shares underlying vested restricted stock and RSUs issued to directors are included for purposes of meeting the guideline. Directors have five years to satisfy the guideline, measured from the later of the date the guideline was adopted (February 28, 2007) or commencement of their service.

Code of Ethics

The Board has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted on the Investors section of the Company’s Web site under corporate governance at www.corelogic.com. To the extent the Company waives or amends any provisions of this code of ethics, it will disclose such waivers or amendments on the above Web site. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted to the Web site at the address stated above. Each of these codes is available in print to any stockholder who requests it. Such request should be sent to the Company’s secretary at 4 First American Way, Santa Ana, California 92707.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted on the Investors section of our Web site under corporate governance at www.corelogic.com and are available in print to any stockholder who requests them. Such request should be sent to the secretary at our address indicated in the preceding paragraph. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Compensation Committee Interlocks and Insider Participation

Prior to the Separation, the Compensation Committee of the Board consisted of Messrs. Douglas, Chatham, Christenson, Davis, Greetham, O’Brien, Skilling and Tasker and after the Separation the Compensation Committee of the Board consisted of Messrs. Skilling, Chatham, Greetham and O’Brien. Each member was a non-employee director and there are no compensation committee interlocks involving any of the members of the Compensation Committee.

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on December 15, 2010. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee

David F. Walker (Chairman)

J. David Chatham

D. Van Skilling

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who own more than ten percent of our issued and outstanding common stock, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent stockholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, since January 1, 2010, our officers, directors and greater-than-ten-percent beneficial owners complied with all such filing requirements, except that a Statement of Changes of Beneficial Ownership of Securities on Form 4 for Messrs. Livermore, Nallathambi, Piszel, Rasic, Sando and Theologides was inadvertently filed late due to an administrative error.

Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. In order for a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the secretary of the Company. To be timely for the Company’s 2012 annual meeting of stockholders, a stockholders’ notice must be delivered to or mailed and received by the Company at its principal executive offices between January 20, 2012 and

February 19, 2012. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Exchange Act and intends to be present such proposal at the Company’s 2012 annual meeting of stockholders, the proposal must be received by the Company not later than December 20, 2011 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

These deadlines assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q (or, if impracticable, on Form 8-K) of the respective dates by which such proposals must be received.

General Information

We will, upon the written request of any stockholder on the record date for the annual meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2010 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the general counsel at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors

Stergios Theologides

Senior Vice President, General Counsel and Secretary

Santa Ana, California

April 18, 2011

Exhibit A

CORELOGIC, INC.

2011 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this CoreLogic, Inc. 2011 Performance Incentive Plan (this “Plan”) of CoreLogic, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	18,000,000 shares of Common Stock, plus

(2)	the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2006 Incentive Compensation Plan (the 2006 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2006 Plan as of the Stockholder Approval Date, plus

(3)	the number of any shares subject to stock options granted under the 2006 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus;

(4)	the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2006 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

provided that in no event shall the Share Limit exceed 21,520,534 shares (which is the sum of the 18,000,000 shares set forth above, plus the number of shares available under the 2006 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2006 Plan as of the Effective Date).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 3.3 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 330 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 330 shares shall be counted against the share limits of this Plan after applying the premium share counting ratio with respect to Full-Value Awards described above). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, restricted stock units, phantom stock, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, or an absolute or relative per share basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, gross or operating margins, productivity ratios, expenses, margins, operating efficiency, customer satisfaction, working capital, market share, economic value added (net operating profit after tax minus capital multiplied by the cost of capital), or any combination thereof. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of

Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000.00. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock as furnished by the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported by the Exchange on that date, the closing price (in regular trading) for a share of Common Stock as furnished by the Exchange for the next preceding day on which sales of Common Stock were reported by the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock as furnished by the Exchange on the last trading day preceding the date in question or the average of the high and low closing prices of a share of Common Stock as furnished by the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions—Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or (unless the Administrator has provided for the termination of the award) the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 23, 2011, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

5
91
ARTESIA
FWY
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ORANGE FWY
RIVERSIDE
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605
SAN ANA FWY
57
55
39
FWY
GARDEN
GROVE
22
COSTA MESA FWY
JAMBOREE
RD
BRISTOL ST
MAIN ST
5
405
MACARTHUR
BEACH BLVD
1
RD
John
Wayne
Airport
405
SAN DIEGO FWY
55
JAMBOREE
133
SAN JOAQUIN HILLS
TRANS CORR
CYN
LAGUNA
73
5
1
COAST HWY
MAPLE
HALLADAY
COLUMBINE AVE
MACARTHUR
PL
FIRST AMERICAN
SOUTH
MAIN ST
MACARTHUR PLACE
FIRST
AMERICAN
WAY
55
MACARTHUR BLVD
4 FIRST AMERICAN WAY

**From San Diego:** Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to MacArthur Place. Right to First American Way.

**From Los Angeles:** Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to MacArthur Place. Right to First American Way.

**From Riverside:** Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to MacArthur Place. Right to First American Way.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 19, 2011

2:00 p.m. Pacific Time

At the executive offices of

CoreLogic, Inc.

4 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

CoreLogic, Inc.
4 First American Way
Santa Ana, California 92707	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 19, 2011.

The undersigned stockholder of CoreLogic, Inc. hereby revokes all previously granted proxies and appoints Parker S. Kennedy and Stergios Theologides, and each of them, with power to each of substitution, to attend the annual meeting of the stockholders of said corporation to be held May 19, 2011, at 2:00 p.m. Pacific Time at the executive offices of CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5 AND FOR THE EVERY YEAR FREQUENCY WITH RESPECT TO PROPOSAL 4.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/clgx	1-800-560-1965
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 18, 2011.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 18, 2011.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a vote FOR All Nominees in Proposal 1 and FOR Proposals 2, 3 and 5,

and a vote for the EVERY YEAR frequency in Proposal 4.

1.	Election of directors:

		FOR	AGAINST	ABSTAIN					FOR	AGAINST		ABSTAIN

	a. J. David Chatham	☐	☐	☐		d. D. Van Skilling			☐	☐		☐

	b. Anand K. Nallathambi	☐	☐	☐		e. David F. Walker			☐	☐		☐

	c. Thomas C. O’Brien	☐	☐	☐		f. Mary Lee Widener			☐	☐		☐

ò Please fold here – Do not separate ò

2.	Approval of the CoreLogic, Inc. 2011 Performance Incentive Plan.						☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of an advisory vote on the compensation of our named executive officers.						☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Approval of an advisory vote on the frequency of an advisory vote on the compensation of our named executive officers.				☐	EVERY YEAR ☐		EVERY TWO YEARS	☐	EVERY THREE YEARS	☐	ABSTAIN

5.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.						☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5 AND FOR THE EVERY YEAR FREQUENCY WITH RESPECT TO PROPOSAL 4.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.